As filed with the Securities and Exchange Commission on February 14, 2007
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               CITY NETWORK, INC.
                 (Name of Small Business Issuer in its Charter)

           Nevada                                   7389                           98-0467944
(State or Other Jurisdiction of          (Primary Standard Industrial           (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)          Identification No.)

                           2F-1, NO. 16, JIAN BA ROAD
                        CHUNG HO CITY, TAIPEI COUNTY, 235
                                   TAIWAN, ROC
          (Address and Telephone Number of Principal Executive Offices)

                                   ALICE CHEN
                             CHIEF EXECUTIVE OFFICER
                               CITY NETWORK, INC.
                           2F-1, NO. 16, JIAN BA ROAD
                        CHUNG HO CITY, TAIPEI COUNTY, 235
                                   TAIWAN, ROC
            (Name, Address and Telephone Number of Agent for Service)

                        Copies of all communications to:
                           Mitchell S. Nussbaum, Esq.
                                 Loeb & Loeb LLP
                                 345 Park Avenue
                               New York, NY 10154
             Telephone: (212) 407-4159 Facsimile No. (212) 407-4990

Approximate Date of Proposed Sale to the Public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
  Title of each                              Proposed maximum           Proposed
class of securities         Amount to be      offering price        maximum aggregate         Amount of
 to be registered            registered        per Share (1)         offering Price        Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock $0.001
 par value                  15,069,455 (2)        $0.07               $1,054,861.85            $112.87
===========================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the bid and asked prices, as reported on the American Stock Exchange, on February 9, 2007.
(2) The amount to be registered includes approximately 14,000,000 shares of common stock issuable upon conversion of the secured convertible debentures, as this amount may be adjusted as a result of, among others, antidilution provisions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2007

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   PROSPECTUS

                               CITY NETWORK, INC.
                        15,069,455 Shares of Common Stock

This Prospectus relates to the resale of up to 15,069,455 shares of common stock, par value, $.001 per share of City Network, Inc. (the "Company," "we," "our" or "us") by certain persons who are stockholders of the Company. Please refer to "Selling Stockholders" beginning on page 26.

We are not selling any of the shares of our common stock in this offering and therefore will not receive any proceeds from this offering. We will bear all costs associated with this Prospectus.

Our shares of common stock are traded on the American Stock Exchange under the symbol "CSN." The closing price of our common stock on February 9, 2007 was $0.07.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 14, 2007

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY..........................................................   1

FORWARD-LOOKING STATEMENTS..................................................   2

RISK FACTORS................................................................   3

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS....................   9

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................  10

DESCRIPTION OF BUSINESS.....................................................  15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................  20

EXECUTIVE COMPENSATION......................................................  23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................  24

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE.......................................................  24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  24

SELLING STOCKHOLDER.........................................................  25

PLAN OF DISTRIBUTION........................................................  26

DESCRIPTION OF SECURITIES...................................................  29

INDEMNIFICATION.............................................................  29

LEGAL MATTERS...............................................................  30

EXPERTS ....................................................................  30

WHERE YOU CAN FIND MORE INFORMATION.........................................  30

FINANCIAL STATEMENTS........................................................ F-1

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in shares of our common stock. You should read this entire Prospectus, including the "Risk Factors" beginning on page 3 and our financial statements and the notes to those financial statements beginning on page F-1 before making an investment decision.

ABOUT CITY NETWORK

We were incorporated in 1996 and primarily develop hardware and software (total solution) for broadband communication solutions. We provide Internet broadband communication and wireless infrastructure equipment and services for the rapidly expanding broadband marketplace. We are dedicated to delivering the most user-friendly, cost-effective, and customer-tailored, high-speed Internet broadband and communication access equipment to meet the growing business needs of the International Telecoms, ISP, SI and to a lesser degree the hospitality, residential property, telecommunication and Small and Medium Enterprise marketplace to solve the "last mile" problems worldwide. We also created the Hotspot and NGL (Next Generation Loops) solutions which help companies extend their business through to Internet Service Providers to meet customers' communication needs.

PRODUCTS AND SERVICES

Our product line ranges from our device for the booming worldwide residential building and hospitality market to the simple DSL bridge/modem for the home and small business user. All of our broadband access equipment includes GUI-based remote management and routing technology software packages for simplified setup, extensive network management and global network connectivity capabilities. Currently, our Home PNA and xDSL broadband access equipment is deployed by major telecommunication carriers, ISPs, and system integrators worldwide. With the development and production of our complete series of Internet products, we are able to provide a "total solution" for any customers needs. Our motto is "Establish the Broadband Highway, Innovate A Bright New Life."

Since 2005, we have also focused on the sales of LCD panels. In 2006, we began research and development of a backlight technology for the LCD panel.

EXECUTIVE OFFICES

Our corporate headquarters is located at 2F-1, No. 16, Jian Ba Road, Chung Ho City, Taipei County 235, Taiwan, ROC. The telephone number at our corporate headquarters is 011-886-2-8226-5566.

SUMMARY OF THE OFFERING

This offering relates to:

     * Up to 14,000,000 shares of common stock issuable upon conversion of an aggregate principal amount of $650,000 of secured convertible notes

     * 1,000,000 shares of common stock issuable upon exercise of five-year warrants issued to Cornell Capital Partners

     * 25,000 shares of common stock under a common stock purchase warrant and

     * 44,455 shares of common stock that we issued as compensation for placement agency services.

Common Stock Offered                Up to 15,069,455 by the selling stockholders

Offering Price                      Market Price

Common Stock Outstanding Before
 the Offering                       36,667,863 shares as of February 9, 2007

Common Stock Outstanding After
 the Offering                       50,036,637

Use of Proceeds                     We will  not  receive  any  proceeds  of the
                                    shares offered by the selling stockholders.

Risk Factors                        The securities offered hereby involve a high
                                    degree of risk. See "Risk Factors."

AMEX Symbol                         CSN

                           FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations, including but not limited to the following:

     * our ability to raise funds in the future through public or private financings;

     *    the timing of our introduction of products or product enhancements;

     * our ability to manage costs associated with our product or technology acquisitions;

     * our ability to keep pace with rapidly changing technology, evolving industry standards and new product and services in our industry;

     *    customers' acceptance of our product designs;

     * our ability to integrate businesses, products and technologies and in joint ventures and strategic relationships with other companies;

     *    our  business   expenses  being  greater  than   anticipated   due  to
          competitive factors or unanticipated developments;

     * changes in political and economic conditions in the Asian and European countries where we do business;

     *    our ability to retain management and key personnel;

     *    our  ability  to  protect  our   developed   technologies,   know-how,
          trademarks and related intellectual properties; and

     * our ability to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. We disclaim any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

                                  RISK FACTORS

Investing in our securities is highly risky. In addition to the other information contained in this Prospectus, our business is subject to numerous risks which should be considered carefully in evaluating our business, operating results, financial condition and prospects. The following matters, among others, may have a material adverse effect on our business, operating results, financial condition, liquidity, results or operations or prospects, financial or otherwise. Reference to this cautionary statement in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements.

RISKS RELATED TO OUR INTERNET BUSINESS

OUR AUDITORS HAVE ISSUED A GOING CONCERN QUALIFICATION IN THEIR OPINION, MEANING THERE IS DOUBT WHETHER WE WILL BE ABLE TO STAY IN BUSINESS.

Our auditors' opinion on our 2005 financial statements includes a "going concern" qualification. We have suffered recurring losses from operations, cash deficiencies and the inability to meet our maturing obligations without borrowing from related parties and restructuring debts. These issues may raise substantial concern about our ability to continue as a going concern. If our business fails, investors will lose their entire investment. We are currently engaged in discussions with a number of companies regarding strategic acquisitions or potential financings. Although these discussions are ongoing, there can be no assurance that any of these discussions will result in actual acquisitions or a completed financing for us.

OUR CASH POSITION IS PRECARIOUS.

As of June 30, 2006, our cash and accounts receivable totaled approximately $2,150,000, compared with accounts payable and current portion of long-term debt totaling $6,321,000. We will not be able to pay all of our current obligations without additional financing, but we can offer no assurance that we will be able to do so. Covenants in existing debt prohibit our borrowing any significant additional sums, and the price of our common stock would require the sale a very large number of shares to raise meaningful amounts, if equity financing were even possible. If we default on outstanding debt, creditors may seize our assets to satisfy their claims, and we would be unable to continue in business. Investors likely would lose their entire investment.

OUR SHARES MAY BE DELISTED FROM THE AMERICAN STOCK EXCHANGE.

Due to the low trading price of our common stock,  the American  Stock  Exchange
(Amex) has notified us that our shares may be delisted, unless we effect a reverse stock split to raise the price. If our shares are delisted, we cannot assure you that a there will be a market for the shares, and any market is likely to be less liquid than the market on the Amex. As a result, you might be unable to sell your shares or, if you could sell them, you might not receive as favorable a price as you would if the shares traded on the Amex.

WE RISK DEFAULTS AND PENALTIES UNDER OUR CONVERTIBLE DEBT, AND BECAUSE OUR OBLIGATIONS UNDER THE SECURED CONVERTIBLE DEBENTURES ARE SECURED BY ALL OF OUR ASSETS, OUR ASSETS MAY BE SEIZED AS A RESULT.

Our obligations under the secured convertible debenture issued to Cornell Capital Partners and Highgate, in the aggregate principal amount of $650,000, are secured by all of our assets. As a result, if we default under the terms of the secured convertible debenture or the related agreements, including our failure to issue shares of common stock upon conversion by the holder of the secured convertible debenture, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or secured convertible debenture or the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us, could require the early repayment of the secured convertible debenture, if the default is not cured within the specified grace period. In addition, we could be required to issue and the holders would have the ability to sell additional shares of our common stock, causing significant dilution to our stockholders.

WE ARE SUBJECT TO CASH PENALTIES UNDER A REGISTRATION RIGHTS AGREEMENT, WHICH COULD EXACERBATE OUR CASH DEFICIENCY.

We agreed to register for resale the shares of common stock issuable to Highgate and Cornell Capital. The agreement provides that if the registration statement of which this prospectus forms a part was not filed by July 30, 2006 or did not become effective by October 30, 2006, we must pay liquidated damages of approximately $13,000 for each month that the liquidated damages condition is not satisfied, provided that in no event shall the liquidated damages exceed 20% of the aggregate face amount of the Convertible Debentures. Our available cash will be further depleted by these penalties, or our failure to pay them would constitute a default under the convertible debentures.

WE HAVE A LIMITED OPERATING HISTORY.

We have a limited operating history upon which potential investors may base an evaluation of its prospects, and there can be no assurance that we will achieve our objectives. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in a rapidly evolving market such as the market for Internet broadband and wireless infrastructure equipment and services. Such risks include, but are not limited to: our ability to obtain and retain customers and attract a significant number of new customers, the growth of the satellite, wireless, broadband and Internet markets, our ability to implement our growth strategy, especially the sales and marketing efforts, intense competition from providers of broadband products, services and the telecommunication industry in general, and other risks associated with financing, liquidity requirements, rapidly changing customer requirements and the volatility of the public markets.

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE FUTURE LOSSES AND MAY NEVER BECOME PROFITABLE.

We have never operated at a profit. We cannot predict whether our current or prospective business activities will ever be profitable. If we do not generate enough revenue to be profitable, our business might have to be discontinued, in which case, investors would lose all or most of their investment in us.

WE DO NOT DO OUR OWN MANUFACTURING.

We do not ourselves manufacture the products that we market. We rely on contract manufacturers to assemble, test, and package our products and to acquire raw materials. As a result, we cannot control product quality or costs as well as we could if we manufactured our products.

OUR FAILURE TO COMPLY WITH RECENTLY ENACTED CHANGES IN SECURITIES LAWS COULD MAKE OUR STOCK UNMARKETABLE.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring all public companies to include a report of management on our internal controls over financial reporting in their annual reports on Form 10-K or Form 10-KSB. In addition, the public accounting firm auditing our financial statements must attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-KSB for our fiscal year ending December 31, 2006. If we are unable to conclude that we have effective internal controls over financial reporting, or, if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as of December 31, 2006 and future year ends as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

WE MAY FAIL TO KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGIES.

The market segments we are targeting are characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. These factors require management to continually improve the performance, features and reliability of the array of our products. Management may not successfully respond quickly enough or on a cost-effective basis to these developments. We may not achieve widespread acceptance of our services before our competitors offer products and services with speed, performance, features and quality similar to or better than our products or that are more cost-effective than our services, resulting in a decrease in our ability to compete in the market.

OUR REVENUE MAY BE ADVERSELY AFFECTED IF OUR CUSTOMERS DO NOT ACCEPT OUR PROPOSED DESIGNS.

We dedicate personnel, management and financial resources to developing and designing new products for our customers. We have modified new products such as VoIP, upgraded software for GPS products and new technology for the OM market. It takes about one year to modify the software, and extensive time and effort from our research and development staff which is primarily located at Tamkang University. If our customers do not accept our new and proposed designs, we will fail to capitalize on the invested resources, time and effort that we expended on a project and our revenue would be adversely affected.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

The market for Internet broadband and wireless infrastructure equipment and services is rapidly evolving and highly competitive. Many of our competitors and potential competitors have substantially greater financial, technical, and managerial and marketing resources, longer operating histories, greater name recognition and more established relationships than us. Since our business is partially dependent on the overall success of the Internet as a communication medium, it also competes with traditional hardware based access and equipment providers. Management expects competition from these and other types of competitors to increase significantly.

RISKS ASSOCIATED WITH OUR CONSTRUCTION BUSINESS

REAL PROPERTY INVESTMENTS ARE SUBJECT TO VARYING DEGREES OF RISK.

If our buildings do not generate revenues sufficient to meet operating expenses, our cash flow will be adversely affected. A residential or commercial building's revenues and value may be adversely affected by the general economic climates; the local economic climate; local real estate considerations (such as over supply of or reduced demand for offices or apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which they are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). Certain significant fixed expenses are generally not reduced when circumstances cause a reduction in income from the investment.

WE HAVE LIMITED ABILITY TO VARY OUR INVESTMENTS IN REAL PROPERTY.

Real estate investments are relatively illiquid and, therefore, we have limited ability to vary our investment quickly in response to changes in economic or other conditions.

CERTAIN EXTRAORDINARY LOSSES MAY NOT BE COVERED BY OUR INSURANCE.

If an uninsured loss occurred, we could lose our investment in, and cash flow from, the affected property.

WE MAY BE UNABLE TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS.

Many laws and governmental regulations are applicable to our properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently. Noncompliance with such laws and regulations could result in the imposition of fines or an award of damages to private litigants. Although management believes that the Properties are substantially in compliance with present requirements, we may incur additional costs in complying with the applicable laws and regulation for both existing properties and properties acquired in the future.

Under various laws, ordinances and regulations relating to the protection of the environment, a current or previous owner or operator of real estate may be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on, under or in the property. These laws often impose liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of such substances. The presence of contamination from hazardous or toxic substances, or the failure to remediate such contaminated property properly, may adversely affect the owner's ability to rent or sell the property or use the property as collateral. If compliance with the various laws and regulations, now existing or hereafter adopted, exceeds our budgets for such items, our revenues could be adversely affected.

RISKS ASSOCIATED WITH DOING BUSINESS IN ASIA.

FLUCTUATIONS IN THE VALUE OF THE TAIWANESE CURRENCY RELATIVE TO FOREIGN CURRENCIES COULD AFFECT OUR OPERATING RESULTS.

We have historically conducted transactions with customers, paid payroll and other costs of operations in the Taiwanese national currency, the New Taiwan Dollar. To the extent our future revenue may be denominated in foreign currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results. To date, we have not engaged in any hedging transactions in connection with our international operations.

OUR FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD ADVERSELY IMPACT OUR COMPETITIVE POSITION AND SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the non-U.S. countries in which we conduct business. We have attempted to implement safeguards to prevent and discourage such practices by our employees and agents. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

STRAINED RELATIONS BETWEEN THE REPUBLIC OF CHINA AND THE PEOPLE'S REPUBLIC OF CHINA COULD NEGATIVELY AFFECT OUR BUSINESS AND THE MARKET VALUE OF OUR SHARES.

Our principal executive offices and our principal testing facilities are located in Taiwan and approximately 90% of our net revenues in fiscal year 2004 was derived from our operations in Taiwan. The ROC has a unique international political status. The People's Republic of China, or the PRC, asserts sovereignty over all of China, including Taiwan and does not recognize the legitimacy of the ROC government. Although significant economic and cultural relations have been established in recent years between the ROC and the PRC, relations have often been strained and the PRC government has indicated that it may use military force to gain control over Taiwan in some circumstances, such as the declaration of Taiwan's independence by the ROC. Relations between the ROC and the PRC have been particularly strained in recent years. In particular, on March 14, 2005, the PRC adopted an anti-secession law which states that the PRC may use non-peaceful means and other necessary measures if Taiwan formally declares its independence or if the PRC determines that there is no possibility for a peaceful reunification. Political uncertainty could adversely affect the prices of our shares. Relations between the ROC and the PRC and other factors affecting the political or economic conditions in Taiwan could have a material adverse effect on our financial condition and results of operations, as well as the market price and the liquidity of our shares.

OUR NORMAL BUSINESS OPERATIONS AND EARNINGS COULD BE SEVERELY DISRUPTED BY EARTHQUAKES, TYPHOONS, DROUGHT AND OTHER NATURAL DISASTERS, AS WELL AS POWER OUTAGES AND OTHER INDUSTRIAL INCIDENTS.

Taiwan is susceptible to earthquakes and has experienced severe earthquakes which caused significant property damage and loss of life, particularly in the central and eastern parts of Taiwan. Taiwan is also susceptible to typhoons, droughts and other natural disasters, which may cause damage and business interruptions to companies with facilities located in Taiwan. Our facilities as well as many of our suppliers and customers are located in Taiwan. If our suppliers are affected, our production schedule could be interrupted or delayed. If our customers are affected by an earthquake, a typhoon, a drought or any other natural disasters, or power outage or other industrial incidents, it could result in a decline in the demand for our services. As a result, a major earthquake, typhoon, drought, or other natural disasters in Taiwan or power outage and other industrial incidents could severely disrupt the normal operation of our business and have a material adverse effect on our financial condition and results of operations.

OUR NORMAL BUSINESS OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED BY ANY RECURRENCE OF SARS OR OUTBREAK OF AVIAN FLU OR OTHER CONTAGIOUS DISEASE, WHICH WOULD EFFECT THE ECONOMIES AND FINANCIAL MARKETS OF CERTAIN ASIAN COUNTRIES.

In the first half of 2003, China, Hong Kong, Taiwan, Singapore, Vietnam and certain other countries encountered an outbreak of severe acute respiratory syndrome, or SARS, which is a highly contagious form of atypical pneumonia. The SARS outbreak had an adverse effect on our results of operations for the first half of 2003, primarily due to the lower than expected demand for our packaging and testing services that resulted from the adverse effect of such SARS outbreak on the level of economic activity in the affected regions. Additionally, the World Health Organization, or WHO, reported in January 2005 that "during 2004, large parts of Asia experienced unprecedented outbreaks of highly pathogenic avian influenza, caused by the H5N1 virus," which moved the world closer than at any time since 1968 to an influenza pandemic "with high morbidity, excess mortality, and social and economic disruption." There is no guarantee that an outbreak of SARS, avian flu or other contagious disease will not occur again in the future and that any future outbreak of SARS, avian flu or other contagious disease, or the measures taken by the governments of the ROC, Hong Kong, the PRC or other countries against such potential outbreaks, will not seriously interrupt our production operations or those of our suppliers and customers, which may have a material adverse effect on our financial condition and results of operations. The perception that an outbreak of SARS, avian flu or other contagious disease may occur again may have an adverse effect on the economic conditions of certain countries in Asia.

RISKS ASSOCIATED WITH INVESTING IN OUR COMMON STOCK

OUR STOCK PRICE IS HIGHLY VOLATILE AND MAY FLUCTUATE IN THE FUTURE.

Our stock price has fluctuated dramatically. There is a significant risk that the market price of our common stock will decrease in the future in response to any of the following factors, some of which are beyond our control:

     *    variations in our quarterly operating results;

     *    announcements   that  our  revenue  or  income  are  below   analysts'
          expectations;

     *    general economic slowdowns;

     *    changes in market valuations of similar companies;

     *    sales of large blocks of our common stock;

     *    announcements  by us or  our  competitors  of  significant  contracts,
          acquisitions,   strategic  partnerships,  joint  ventures  or  capital
          commitments;

     *    fluctuations   in  stock  market   prices  and   volumes,   which  are
          particularly    common   among   highly    volatile    securities   of
          internationally-based companies.

The price in this offering will fluctuate based on the prevailing market price of our common stock on the American Stock Exchange. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK.

There is currently a limited public market for our common stock. Holders of our common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of our common stock that may be purchased may be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general economic conditions.

SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE, INCLUDING SHARES ISSUABLE UPON CONVERSION OR EXERCISE OF OUTSTANDING SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR OUR COMMON STOCK CAN DEPRESS MARKET PRICES.

Of the 36,667,863 shares of common stock outstanding as of February 9, 2007, all such shares are, or will be, freely tradable without restriction, unless held by our "affiliates." Some of these shares may be resold under Rule 144 of the Securities Act of 1933, as amended. An additional 15,000,000 shares of common stock are reserved for issuance upon conversion or exercise of convertible debentures and stock purchase warrants, including shares being offered by this prospectus. The market's recognition that a large amount of stock might enter the market suddenly can depress market prices.

PENNY STOCK REGULATIONS MAY RESTRICT THE MARKET FOR OUR COMMON STOCK.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security having a market price (as defined) less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, broker-dealers selling our common stock are subject to additional sales practices when they sell such securities to persons other than established clients and "accredited investors." For transactions covered by these rules, before the transaction is executed, the broker-dealer must make a special customer suitability determination; receive the purchaser's written consent to the transaction; and deliver a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative taking the order; current quotations for the securities; and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict trading in our common stock.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE ARE SUBJECT TO CASH PENALTIES UNDER A REGISTRATION RIGHTS AGREEMENT, WHICH COULD DEPRIVE US OF WORKING CAPITAL.

We agreed to register for resale the shares of common stock underlying the secured convertible debentures and warrants we issued. The agreement provides that if the registration statement of which this prospectus forms a part is not filed by July 30, 2006 or did not become effective by October 30, 2006, we must pay liquidated damages of approximately $13,000 for each month that the liquidated damages condition is not satisfied, provided that in no event shall the liquidated damages exceed 20% of the aggregate face amount of the Convertible Debentures.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

As permitted by Nevada law, our certificate of incorporation limits the liability of our directors for monetary damages for breach of a director's fiduciary duty, except in certain cases. Our stockholders' ability to recover damages for fiduciary breaches may be reduced by the provision. In addition, we are obligated to indemnify our directors and officers regarding stockholder suits, under some circumstances.

RISKS SPECIFIC TO THIS OFFERING

SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY ADVERSELY AFFECT OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

Sales may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. Of the 36,667,863 shares of common stock outstanding as of February 9, 2007, all such shares are, or will be, freely tradable without restriction, unless held by our "affiliates." Some of these shares may be resold under Rule 144 of the Securities Act of 1933, as amended.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock began trading on the American Stock Exchange on January 14, 2004 under the symbol "CSN". Previously, on June 25, 2002, our common stock was initially traded on the OTC Bulletin Board under the symbol "IVAG", and on January 17, 2003 our symbol changed to "CYNW". Prior to June 25, 2002, there was no public market for our stock. The following table sets forth the high and low sales prices for the indicated periods, from information supplied by the American Stock Exchange.

2004                                             High           Low
----                                             ----           ---
January 14, 2004 - February 29, 2004             $2.74         $2.10
March 1, 2004 - May 30, 2004                     $2.38         $0.73
June 1, 2004 - August 31, 2004                   $0.99         $0.42
September 1 - November 30, 2004                  $1.00         $0.46
December 1, 2004 - December 31, 2004             $1.23         $0.64

2005
----
January 1, 2005 - March 31, 2005                 $0.86         $0.30
April 1, 2005 - June 30, 2005                    $0.40         $0.20
July 1, 2005 - September 30, 2005                $0.30         $0.14
October 1, 2005 - December 31, 2005              $0.29         $0.14

2006
----
January 1, 2006 - March 30, 2006                 $0.24         $0.15
April 1, 2006 -  June 30, 2006                   $0.18         $0.11
July 1, 2006 - September 30, 2006                $0.28         $0.08
October 1, 2006 - December 31, 2006              $0.16         $0.07

2007
----
January 1, 2007 - February 9, 2007               $0.10         $0.07

SHAREHOLDERS

As of February 9, 2007, there were approximately 36,667,863 shares of our issued and outstanding common stock and approximately 1,347 shareholders of record of our common stock.

DIVIDENDS

We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business.

EQUITY COMPENSATION PLAN INFORMATION

We do not currently have an equity compensation plan under which options, warrants or rights are authorized for issuance to employees or non-employees. We have not issued any options, warrants or rights under any individual compensation arrangement.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. The following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that may cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The discussion and analysis of our financial conditions and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. See "Summary of Significant Accounting Policies" in the Notes to Consolidated Financial Statements in this Prospectus for our critical accounting policies. No significant changes in our critical accounting policies have occurred since December 31, 2004.

REVENUE RECOGNITION

Revenue recognition rules are very complex, and certain judgments affect the application of our revenue policy. The amount and timing of our revenue is difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause our operating results to vary significantly from quarter to quarter. In addition to determining our results of operations for a given period, our revenue recognition determines the timing of certain expenses, such as commissions and other variable expenses. We recognize revenue generated from sales of products upon shipment or when title passes to customers based on terms of sales, and is recorded net of returns, discounts and allowances. Service income is recognized as the related services are provided per terms of the service agreement.

ACCOUNTS RECEIVABLE

We report accounts receivables as the outstanding unpaid balances reduced by an allowance for doubtful accounts. We estimate doubtful accounts based on historical bad debts, factors related to specific customer's ability to pay, and current economic trends. We write off accounts receivable against the allowance when a balance is determined to be uncollectible.

RECENTLY ISSUED ACCOUNTING STANDARDS

In November 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - An amendment of SFAS No. 66 and 67." This Statement amends Statement of Financial Accounting Standards, or SFAS No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in American Institute of Certified Public
Accountants Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state the guidance for (a) incidental costs and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to guidance in SOP 04-2. SFAS No. 152 is effective for financial statements for fiscal years beginning after June 15, 2005. Adoption of this Statement is not expected to have a material impact on our financial statements.

In November 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment to APBO No. 29." This Statement amends Accounting Principles Board Opinion, or APBO, No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This is effective for fiscal periods beginning after June 15, 2005. Adoption of this Statement is not expected to have a material impact on our financial statements.

On December 16, 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the Securities and Exchange Commission issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. We have adopted the requirements of SFAS No. 123 for the fiscal year beginning on January 1, 2005, and we expect that the adoption of SFAS No. 123R will have no material impact on our financial statements.

In October 2004, the FASB issued SFAS No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4." This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Adoption of this Statement is not expected to have a material impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces APB Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and a correction of errors made in fiscal years beginning after December 15, 2005, and is required to be adopted by the Company in the first quarter of fiscal year 2006. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2006 and December 31, 2005, we had cash and cash equivalents of $41,429 and $853,964, respectively. Our current assets totaled $3,888,037 at September 30, 2006 as compared to $9,663,521 at December 31, 2005. Our total current liabilities were $4,484,571 at September 30, 2006 as compared to $10,272,005 at December 31, 2005. Working capital at September 30, 2006 was $(596,534) and $(608,484) at December 31, 2005. For the nine months ended September 30, 2006, total cash used in operations was $(1,358,485) as compared to net cash used in operations of $(1,845,454) during the same period in 2005. Net cash provided by financing activities was $1,203,311, which consisted of loans, as compared with net cash provided by financing activities of $1,600,914 during the nine months ended September 30, 2005.

RESULTS OF OPERATIONS

Please refer to our interim consolidated financial statements and our audited consolidated financial statements, which are included at the end of this document beginning on page F-1.

NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2005

NET SALES. Net sales for the nine months ended September 30, 2006 were $7,095,525 compared to $8,677,108 for the nine months ended September 30, 2005. The decrease in net sales for the nine months ended September 30, 2006 was due to a decrease in demand for our products.

COST OF SALES. Cost of sales for the nine months ended September 30, 2006 was $7,222,052 or 101.8% of net sales, as compared to $8,060,736 or 92.9% of net sales, during the nine months ended September 30, 2005. The decrease in cost of sales is associated with the decrease in sales. The increase in the cost of sales as a percentage of revenue was due to decreased sales of higher-margin products.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $1,892,877, or 26.7% of net sales, for the nine months ended September 30, 2006, as compared to $1,131,776, or 13.0% of net sales, for the nine months ended September 30, 2005. The increase was due to an increase in consulting fee for the construction project in Vietnam. The increase in general and administrative expenses as a percentage of net sales is due to the increase in consulting fee for the construction project in Vietnam.

LOSS FROM OPERATIONS. Loss from operations for the nine months ended September 30, 2006 was $(2,019,404), compared to income from operations for the nine months ended September 30, 2005 of $(515,404). The loss from operations for the nine months ended September 30, 2006 compared with income from operations for the nine months ended September 30, 2005 was due to a decrease in sales without a proportionate decrease in the cost of sales and general and administrative expenses.

OTHER (INCOME) EXPENSE. Other (income) expense was $1,457,676 for the nine months ended September 30, 2006, as compared to $649,202 for the nine months ended September 30, 2005. This change was the result of the reserve for bad debt and late payment penalty charged by bank.

NET LOSS. Net loss for nine months ended September 30, 2006 was $(3,541,458) compared to income of $(1,240,883) for the nine months ended September 30, 2005. The net loss for the nine months ended September 30, 2006 compared with income for the nine months ended September 30, 2005 was due to the reasons described above.

CAPITAL EXPENDITURES. Total capital expenditures during the nine months ended September 30, 2006 were $1,688,671 compared to $193,310 for the nine months ended September 30, 2005.

AUDITED TWELVE MONTHS ENDED DECEMBER 31, 2005 COMPARED TO AUDITED TEN MONTHS ENDED DECEMBER 31, 2004

NET REVENUE

Net sales for the year ended December 31, 2005 totaled $14,320,409, compared to $15,674,613 for ten months ended December 31, 2004. The decrease in revenues for the year ended December 31, 2005 was due to a decline in the amount of sales of certain merchandise.

COST OF SALES

Cost of revenue for the year ended December 31, 2005 totaled $12,881,717, compared to $14,924,938 for the ten months ended December 31, 2004. The decrease in cost of revenues was due to a decrease in sales. Also, our gross profit increased due to the higher margin of certain merchandise and their decline in cost but not their sales price for the year ended December 31, 2005.

GENERAL AND ADMINISTRATIVE

Selling, general and administrative expenses for the year ended December 31, 2005 totaled $1,535,808, compared to $1,395,388 for ten months ended December 31, 2004. The increase was due to an increase in professional fees.

INTEREST EXPENSE

Interest expense for the year ended December 31, 2005 totaled $147,914, compared to $112,922 for ten months ended December 31, 2004. The increase in interest expense was due to the increase in debt.

As a result of the foregoing, income (loss) before Income taxes totaled $(1,057,140) for the year ended December 31, 2005 and $(854,770) for ten months ended December 31, 2004. Provision for income taxes expenses is $336 for the year ended December 31, 2005 and $109,890 for ten months ended December 31, 2004. The result of the above tax calculations resulted in a net loss of $(1,057,476) and a net loss of $(964,660), respectively, for the year ended December 31, 2005 and ten months ended December 31, 2004.

INCOME TAXES

Provisions of $336 for taxes have been recorded for the year ended December 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents were $856,587 at December 31, 2005 and $2,010,644 at December 31, 2004. The Company's current assets totaled $9,221,630 at December 31, 2005 as compared to $6,186,420 at December 31, 2004. The Company's total current liabilities were $10,272,005 at December 31, 2005 as compared to $6,656,116 at December 31, 2004. Working capital at December 31, 2005 was $(1,050,375) and $(469,696) at December 31, 2004. During the year ended December 31, 2005, net cash (used in) operating activities was $(2,631,318) as compared to net cash used in operating activities of $(1,293,162) during the ten months in 2004. Net cash provided by financing activities was $1,496,272 and $627,153 for the year ended December 31, 2005 and ten months ended December 31, 2004, respectively. The net change in cash and cash equivalents was $(1,154,057) and $(712,929) for the year ended 2005 and ten months ended 2004, respectively.

We have suffered recurring losses from operations, cash deficiencies and the inability to meet our maturing obligations without borrowing from related parties and restructuring debts. These issues may raise substantial concern about our ability to continue as a going concern.

We are currently engaged in discussions with a number of companies, investors and Taiwanese banks regarding strategic acquisitions or potential financings. Although these discussions are ongoing, there can be no assurance that any of these discussions will result in actual acquisitions or a completed financing for us.

CAPITAL EXPENDITURES

Total capital expenditures during the year ended December 31, 2005 was $66,795 for the purchase of fixed assets.

WORKING CAPITAL REQUIREMENTS

Our operations and short term financing do not currently meet our cash needs. We currently are engaged in discussions with a number of companies, investors and Taiwanese banks regarding strategic acquisitions or investments. Although these discussions are ongoing, there can be no assurance that any of these discussions will result in actual acquisitions or investment. Several potential investors have already shown their interest to invest in our company.

FACTORS THAT INTERRUPT OUR OPERATIONS

Our major risk is incurring a large amount of bad debt. Our short-term and long-term liquidity may be influenced by uncollected account receivables. If the amount of bad debt is high, it will severely affect our ability to continue operations. Therefore, we are taking precautions to manage this risk. We will try to diversify our customer base and control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. Although we have already taken these measures, it is still possible to incur a large amount of bad debt.

Financial instruments that potentially subject us to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. We place our cash in what we believe to be credit-worthy financial institutions. We have a diversified customer base, most of which are related parties. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. We routinely assess the financial strength of its customers and, based upon factors surrounding the credit risk, establish an allowance, if required, for un-collectible accounts and, as a consequence, believe that our accounts receivable credit risk exposure beyond such allowance is limited.

OFF-BALANCE SHEET TRANSACTIONS

We do not have any off-balance sheet transactions.

                             DESCRIPTION OF BUSINESS

We were incorporated in 1996 and develop hardware and software (total solution) for broadband communication solutions. We provide Internet broadband communication and wireless infrastructure equipment and services for the rapidly expanding broadband marketplace. We are dedicated to delivering the most user-friendly, cost-effective, and customer-tailored, high-speed Internet broadband and communication access equipment to meet the growing business needs of the international telecom industry, ISP, SI and to a lesser degree the hospitality, residential property, telecommunication and small and medium enterprise marketplace to solve the "last mile" problems worldwide. We also created the Hotspot and NGL (Next Generation Loops) solutions which help companies extend their business through to Internet Service Providers in order to meet customers' communication needs.

OUR HISTORY

Our company was incorporated on August 8, 1996 as Investment Agents, Inc. under the laws of the State of Nevada. We acquired all of the outstanding shares of City Network Technology, Inc., a British Virgin Islands corporation, in exchange for 12,000,000 shares of common stock of our company, which represented 49% of our issued and outstanding stock at that time. In connection with the exchange and change in control, the name of our company was changed to City Network, Inc.

CNT owns all of the outstanding common stock of City Network Inc. - Taiwan, formerly City Engineering, Inc., which was incorporated under the laws of the Republic of China on September 6, 1994 ("CNT-Taiwan"). CNT-Taiwan owns all of the outstanding common stock of City Construction, which was incorporated under the laws of the Republic of China on October 10, 2003.

OUR BUSINESS

We  design,   manufacture   and  market  a   comprehensive   line  of  broadband
communication and wireless Internet access solutions. Our product line ranges from our Home PNA device for the residential building and hospitality market to the simple DSL bridge/modem for the home and small business user. All of our broadband access equipment includes GUI-based remote management and routing technology software packages for simplified setup, extensive network management and global network connectivity capabilities. Currently, our Home PNA and xDSL broadband access equipment is deployed by major telecommunication carriers, ISPs, and system integrators worldwide. With the development and production of our complete series of Internet products, we believe we are able to provide a "total solution" for any customers' needs. Our motto is "Establish the Broadband Highway, Innovate A Bright New Life."

PRODUCT AREAS

Our product packages contain items compatible with all major distribution platforms designed to provide clients with a one-stop shop for all their broadband Internet needs.

LCD PANEL

In 2004, we began the sales of LCD panels. Since the beginning of 2005, we have obtained approximately $1.5 million in revenues from the sales of 15 inch, 17 inch and 19 inch panels. In 2006, we began the sales of 21 inch panels. In 2006, we are developing a backlight technology for LCD panels. Our major customers for our LCD panels are companies in Taiwan. In addition, we provide small-sized LCD panels for handsets and GPS systems made by customers in South Korea.

WIRELESS COMMUNICATION PRODUCTS

With the development of our IEEE802.11 WiFi and IEEE802.lx (authentication) wireless solutions, our wireless networking products allow computers and appliances to communicate through radio signals, providing added mobility and convenience. Furthermore, customers can enjoy the stability and security of our LAN products. All wireless solutions are equipped with a user verification function to maximize security and reduce outside interference.

We were one of the first companies in Taiwan to develop wireless products with IEEE802.1x in May 2002. Together with Easy-Up Corporation, we have provided solutions to Korea Life Insurance in connection with their 1600 Enterprise Hotspot Project and established Taiwan McDonald's 365 stores Hotspot solution and the Mobile Taiwan project. We also extended our Wireless Hotspot solution business with China Putian.

     * Wireless broadband eliminates the need for phone lines, cables and electrical outlets.

     * Supports bandwidth-intensive applications such as graphic rich media, animation, Internet phone calls and video conferencing (without breaking up), sending and receiving of large email messages or files, online banking, investing or online shopping. Our total solution of wireless access devices allows users convenient access their LAN or VPN. It also lets business customers raise the level of worker productivity and allow companies to offer efficient work-at-home programs to their employees.

     * Using authentication and verification technology, we attempt to ensure the security of a wireless network.

     * Our Public Hotspot Wireless Solution (PWLAN) has what we believe to be a good security function. We have already established successful projects in Korea and Taiwan.

     * Our wireless products are not only for indoor use, but also for outdoor use, to establish Hot-Zone services, a technology for wireless Internet access. They feature special functions needed for such products, such as security protections, load balance for avoiding network bottlenecks and repeat functions for transmit data without missing parts.

We also furnish mobile handsets, including GSM/GPRS, CEDMA/CDMA 2000 1x mobile handsets. We are currently developing our mobile handset business by forming a department in Shanghai and cooperating with research and development companies in the People's Republic of China to design handsets or our existing telecom partners.

VOIP

In September 2004, we launched a wireless voice over Internet protocol, or VoIP, product. There are two models available for the market. One provides one VoIP and one public switched telephone network, or PSTN port, and the other model provides two VoIP and two PSTN ports. Both of them have two DECT (digital enhanced cordless telecommunications) Base Stations, and can register up to sixteen DECT phones set. Users can choose H.323 or SIP mode, which is easy to add on to the environment where co-existence with old VoIP equipment is needed.

By connecting to the partner's network, a user is able to save on its phone bill on GSM cellular phone calls and international calls to China, other areas of Asia, the United States and Canada. Our VoIP products were tested at the VoIP service provider's site, and we believe we are in a position to sell the IP phone ISP total solution to the Malaysia, Indonesia and Philippines markets. In June 2006, our VOIP began testing products for sample orders to customers.

In March 2006, our registration for a license to provide VoIP services in Taiwan was completed. In June 2006, we received approval from the Taiwanese government, and we are currently in the process of obtaining the license.

FIBER AND OTHER IMPORTANT ACCESS EQUIPMENT

FTTB (Fiber to the Building) and FTTH (Fiber to the Home) optical fiber installed directly into a home or office was a new growth market for us. To meet our customer's needs, we began outsourcing the Fiber solutions in 2003, and have created our own Fiber products since 2004. We have already shipped these solutions to customers in Korea, Malaysia and Indonesia and currently continue to do so.

With our access equipment, bandwidth can be distributed to multiple end users. For developing countries such as China, our solution of integrating wireless with existing telephone lines or cable is often much more attractive than building new infrastructure. From routers and hubs, to PCMCIA cards and USB adapters, we provide customers with a wide range of networking products to meet all customer needs.

GPS MODULE

The Global Positioning System, or GPS, solution was another new market for us in 2004. In the summer of 2004, we received an official purchase order of GPS modules of approximately 50,000 units from JuYoung Electronics. In December 2004, we shipped, for a separate order, 65,000 advanced, high performance GPS modules and wireless blue tooth receiver units to JuYoung Electronics. In mid-2005, our sales to JuYoung Electronics diminished, and we are searched for other opportunities to outsource our GPS solution. Currently, we are developing the design of GPS bluetooth products and are developing a sample order for a new European Union customer.

We believe that we provide the best service to our existing customers and partners such as Korea Telecom, China Telecom, Malaysia Telecom, and those located in Finland, Japan, other areas of Asia and Africa. In 2005, we expanded our business to new customers in South America and Germany. We do our best to expand our business with our existing customers and to develop new partners and customers through the quality of our product solutions and service and cost. In 2006, we began to expand our LCD panel sales business to customers in South America and the European Union. We have currently provided samples of our LCD products to such customers in South American and the European Union and are awaiting approval.

MARKETING AND SALES

MARKETING

We seek to increase demand for our products and to expand both the visibility of our company and our products in the market. In addition to customer-specific sales efforts, our marketing activities include attendance at major industry tradeshows and conferences, the distribution of sales and product literature, operation of a web site, direct marketing and ongoing communications with our customers, the press, and industry analysts. As appropriate, we enter into cooperative marketing and/or development agreements with strategic partners that may include key customers, application manufacturers, fiber, or video equipment manufacturers, set-top box manufacturers, and others.

SALES

We sell our products through multiple sales channels in overseas markets, including regional value added resellers, system integrators and distributors, data networking catalogs and directly to service providers. Internationally, we sell and market our products through sales agents, systems integrators and distributors. We now have a sales presence in China. For the fiscal year ended December 31, 2005, we derived approximately 99% of our revenue from customers outside of the United States. We believe that our products can serve a substantial market for digital and high-speed data access products outside of the United States.

RESEARCH AND DEVELOPMENT

Our research and development efforts are focused on enhancing our existing products and developing new products through our emphasis on early stage system engineering. The product development process begins with a comprehensive functional product specification based on input from the sales and marketing organizations. We incorporate feedback from end users and distribution channels, and through participation in industry events, industry organizations and standards development bodies, such as the FS-VDSL Committee and MPEG-4 Industry Forum. Key elements of our research and development strategy include:

     * CORE DESIGNS. We seek to develop and/or acquire core designs that allow for cost-effective deployment and flexible upgrades that meet the needs of multiple markets and applications. These designs place emphasis on the following characteristics of our products: user friendly, high performance, robustness, standardization, and value adding.

     * PRODUCT LINE EXTENSIONS. We seek to extend our existing product lines through product modifications and updating chipsets to provide for greater bandwidth in order to meet the needs of particular customers and markets. Products resulting from our product line extension efforts include the Phoneline solution, HomeHPNA, xDSL and Fiber solution. We also focus on updating the Wireless solution to the new generation including WIRELESS IEEE802.11g, a worldwide specification/standard.

     * MINIMIZE COST OF GOODS. Our design philosophy emphasizes the use of industry standard hardware and software components whenever possible to reduce time to market, decrease the cost of goods and reduce the risks inherent in new design. In order to maintain low costs of our services, we established a Components Sales Department whose main goals are to process our current customer's business and to seek out secondary sources of components and spare product parts to continually lower the cost of manufacturing and assembly.

     * NEW TECHNOLOGIES. We seek to enhance our product lines by incorporating emerging technologies, such as IEEE802.1x Security, higher speed interfaces and new network management software features. Our wireless solution with IEEE802.1x Security was the first ever such solution used in the wireless channel in Taiwan. We are now in the process of developing the 54M , 4-Band VDSL systems.

We have joined forces with a local Taiwanese university in an effort to encourage rapid product growth and to facilitate the continuous training of future technical personnel. We have established an educational and development center at Tamkang University in Taiwan, the primary focus of which is on the technology and information industry. We believe that the establishment of this type of partnership will have a profound effect on our product competitiveness and marketing ability in the long term. In 2005, our educational and development center at Tamkang University in Taiwan began to develop a surveillance system and Internet connectivity technology, for which application may be the use of the surveillance system on roads in Taiwan to capture video footage of traffic violations and connect to a database. Currently, we plan to obtain support from the Taiwanese government to develop this project.

We are responsible for providing funding for expenses such as salary and stipends for the staff of our educational and development center at Tamkang Univeristy, as well as other general expenditures. Expenditures for research and development in the year ended December 31, 2005 totaled $3,500 compared to $12,000 in the ten months ended December 31, 2004. The reason for the reduction in these expenditures is due to a decrease in sales of products and that we have not begun to sell the currently researched products. In 2005 and 2004, our payment to Tamkang University consisted of rent for offices and payment for the development of products after sales of the products. In 2006, the development of the LCD backlight technology is done by students of Tamkang University under the leadership of our company's research and development staff.

Currently, we are cooperating with Tamkang University in the approval of our broadband projects in order to get funding from the Taiwanese government's enterprise department. This government funding is a government award for companies in Taiwan that establish research and development centers in Taiwanese universities.

MANUFACTURING

We do not manufacture any of our own products. We rely on contract manufacturers to assemble, test and package our products. We require International Organization for Standardization (ISO) 9002 registration for these contract manufacturers as a condition of qualification. We monitor each contractor's manufacturing process performance through audits, testing and inspections.

We currently purchase a substantial portion of the raw materials and components used in our products through contract manufacturers. We forecast our product requirements to maintain sufficient product inventory to ensure that we can meet the required delivery times demanded by our customers. Our future success will depend in significant part on our ability to obtain manufacturing on time, at low costs and in sufficient quantities to meet demand.

The manufacturers' warranty for each of our products is between one to three years. Typically we offer the same warranty on these products to our customers but for a shorter time period, generally 12 to 18 months. Depending on the situation, we can extend the warranty period enhancing the quality of service and strengthening relationships with our customers.

INTELLECTUAL PROPERTY

We consider our trademarks and similar IP important to our business.

EMPLOYEES

As of February 9, 2007, we had a total of 38 employees. Of these employees, three are management, four are administrative, four are in finance, seven are in research and development, five are in software research and development, seven are in international partner cooperation and eight are in sales and marketing.

None of our employees are covered by any collective bargaining agreement. We generally consider our relationship with our employees to be satisfactory and have never experienced a work stoppage.

REGULATIONS

We have not been materially impacted by existing government regulation and are not aware of any potential government regulation that would materially affect our operations.

LEGAL PROCEEDINGS

We are not presently involved in litigation that we expect individually or in the aggregate to have a material adverse effect on our financial condition, results of operation or liquidity.

RECENT TRANSACTIONS

On August 10, 2005, we entered into a Securities Purchase Agreement with Highgate ("Prior Securities Purchase Agreement"), a Standby Equity Distribution Agreement with Cornell Capital Partners and related agreements. Under the Prior Securities Purchase Agreement, we issued to Highgate, $250,000 principal amount secured convertible debentures and a three-year warrant to purchase 25,000 shares of our common stock at an exercise price equal to $0.001 per share. The Standby Equity Distribution Agreement was terminated on June 30, 2006, without any shares being issued thereunder. In connection with the Standby Equity Distribution Agreement, we issued to Monitor Capital, Inc., as placement agent, 44,455 shares of our common stock.

On March 13, 2006, we entered into a Securities Purchase Agreement with Cornell Capital Partners, which was amended on June 30, 2006 by an Amendment to the Securities Purchase Agreement by an among Cornell Capital Partners, Highgate and us (the "Securities Purchase Agreement"). Under the Securities Purchase Agreement, we amended and restated the previously issued secured convertible debentures and issued an additional $400,000 principal amount debenture to Cornell Capital Partners. These debentures bear interest at the rate of 7%, are convertible in shares at the lesser per share price of (i) $0.268 or (ii) 95% of the lowest Volume Weighted Average Price of the Common Stock of the 30 trading days immediately preceding the date of conversion as quoted by Bloomberg, LP., and mature June 30, 2008. A 20% premium must be paid with any repayment of the debentures, at maturity or otherwise. The secured convertible debentures are secured by substantially all of our assets and of our wholly-owned subsidiaries, CNT, CNT-Taiwan, and City Construction, and by the pledge of to the 6,445,455 shares of our common stock. We also issued to Cornell Capital Partners a four-year warrant to purchase 1,000,000 shares of our common stock at a price equal to $0.001 per share.

Under the Investor Registration Rights Agreement we are required to register the shares issued or issuable pursuant to the foregoing by July 30, 2006 and have it declared effective by October 30, 2006 and to pay liquidated damages in amount equal to 2% of the face amount of the debentures for each 30-day period of delinquency. The liquidated damages are payable in cash or shares of our common stock, at the investor's option.

Neither us nor any of our affiliates has any material relationships with Highgate, Cornell Capital Partners or Monitor Capital, Inc., other than in respect of the agreements described in this Prospectus.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names of the directors, executive officers and key employees as of February 9, 2007:

Name                          Age                    Title
----                          ---                    -----
Alice Chen                    44      Chairman, Director, President and Chief
                                      Executive Officer
Yun-Yi "Stella" Tseng         47      Chief Financial Officer and Director
I-Min Ou                      36      Director, Manager - Technology Department
Chin-Yuan Liao                33      Director, Manager - Engineering Department
Mei-Chu Lai                   39      Independent Director
Kao-Yu Hung                   47      Independent Director

Chung-Chieh "Kevin" Lin       46      Independent Director
Yong Su                       51      Independent Director
Pi-Liang Liu                  51      Independent Director
Chun-Chih Chen                37      Independent Director

Set forth below is certain information with respect to each director, executive officer, key employee and director nominees.

ALICE CHEN has been our Vice President and a Director since October 2002. Ms. Chen has been Vice General Manager of Sales and Marketing and a Director of CNT-Taiwan since January 1999. Ms. Chen's duty is to implement and develop our worldwide sales and marketing plan. Before joining our company, Ms. Chen had ten years experience working for the Taiwanese National Security Agency as a national policy analyst. Additionally, Ms. Chen spent three years working as head of sales and marketing for a Taiwanese public company. Ms. Chen possesses a degree in Legal Policy from a government university in the Republic of China. In June 2006, she completed her degree in finance and investing at Beijing University in the People's Republic of China.

YUN-YI "STELLA" TSENG has been the Chief Financial Officer and a Director of our Board since November 2004. In 1998, Ms. Tseng established the asset management and financial consulting group called Chief Securities Investment Inc., where she was the chairman until December 2003. Over the course of five years, Ms. Tseng gradually developed Chief Securities Investment Inc. into a Taiwanese nation-wide operation with more than ten branch offices and over 400 employees. Furthermore, Ms. Tseng has participated in the financing of numerous private and public companies both in Taiwan and abroad. She is an experienced financial planner and experienced in company finance, accounting and auditing. In 2003, Ms. Tseng helped found Hyo-On Biotechnology Corp., where she is a company director and is primarily responsible for strategic growth and financial development. Ms. Tseng graduated from Shih-Hsin University in Taipei, Taiwan with a degree in Communications and Journalism.

I-MIN OU has been our Manager of the Technology Department and a Director since October 2002. From February 2001 to October 2002, Mr. Ou served as a Manager of the Tongnan Technology Company. From June 1999 to January 2001, he served as a Manager of the Gulite Technology Company. From February 1998 to May 1999, Mr. Ou was a Manager for the Hueng Kwuo Technology Company. From 1991 to 1997, he served as a Manager of the Ikuani Technology Company. Since graduating with a bachelor's degree in Electrical Engineering from the Tung Nan Institute of Technology in July 1991, I-Min Ou has been primarily engaged in electronics engineering and computer automation industry.

CHIN-YUAN LIAO has been a Director and Manager of the Engineering Department since October 2002. From January 2000 to October 2002, Mr. Liao served as
Manager of the Engineering Department for CNT-Taiwan. Previously, he was a Manager with A Best Information Technology, Inc., a network technology company, from 1998 to 2000. Mr. Liao received a bachelor's degree in electrical engineering from the Oriental Institute of Technology in 1996.

MEI-CHU LAI has been a Director of our company since October 2002. In 1992, Ms. Lai began her career serving four years as an accountant and finance department chief for New Land Developers Co. Ltd. Ms. Lai has been working for ING Antai since 1996 and is currently a financial safety planner responsible for the asset management, financial advisory, inheritance taxation and tax planning of major company clients. She was promoted at ING Antai to the position of Division Supervisor in 1997 and then took the post of Assistant General Manager in 2001. Ms. Lai graduated from the Department of International Trading at Ming Chuan University in 1991. Ms. Lai currently serves on our board of directors' audit committee.

YU-HUNG KAO has been a Director of our company since October 2002. Ms. Hung specializes in import and export customs and regulations of many countries around the world as well as corporate financial reporting, accounting and auditing. In 1983, Ms. Hung personally founded her own trading, customs and product transport company called Ce Young Customs Brokerage Co., Ltd. For the past 20 years, Ms. Hung has managed and directed the development of Ce Young Customs Brokerage Co, Ltd., developing the business into a profitable and well-known brand name in Taiwan and throughout Asia. From 1980 to 1983, she was previously employed by Min Hwa Inc., working as the company's General Manager supervising the handling of customs brokerage-related sales finance, taxation and accounting. She graduated from Hsing Wu College in 1978 with majors in international trading and business administration. Ms. Kao currently serves on our board of directors' audit committee.

CHUNG-CHIEH "KEVIN" LIN has been a Director of our company since November 2004. Since 1996, Mr. Lin has been the chairman of Chun-Yang Investment Co., Ltd., an investment company involved in corporate finance and securities consulting, since April 1997 and chairman of Sino-Freeze Biotechnology Co., Ltd. since February 2003. Mr. Lin has also been involved in venture capital and strategic investments and has invested in, developed and managed more than fifteen public and private companies in Taiwan and China. Mr. Lin's investment experience has been particularly in the biotech and electronics industries. Mr. Lin has a degree in Civil Engineering from Tamkang University.

YONG SU has been a Director of our company since November 2004. Mr. Su is currently a professor at the Business Administration Department at Fudan University and director of the Business Administration Department of the university's advanced studies and post-graduate program. He has worked for many companies as a corporate consultant, utilizing his expertise in corporate strategies planning, corporate culture management, company organization and marketing to provide operational guidelines and strategies. Mr. Su graduated from Fudan University in 1986 with a master's degree in Cultural History and acquired a doctorate degree in Economics from Fudan University in 1994, whereupon he took a teaching position at the university immediately following his graduation. He is the author of over fifty journal articles and industry essays.

PI-LIANG LIU has been a Director of our company since November 2004. He is currently a director of Mega Financial Holding Company and Resident Supervisor at Chiao Tung Bank. He was the CEO of the Southern Taiwan Joint Services Center of the Executive Yuan of Taiwan from 1999 to 2001. From 1997 to 1999, he held the position of Secretary General at the Legislative Yuan of Taiwan's parliament. From 1991 to 1997, Mr. Liu was an Advisor and Director of the Liaison Office with the governing administration's cabinet for the Executive Yuan of Taiwan. He has also served at the post of Chairman of the Budget Committee for the Legislative Yuan of Taiwan. Mr. Liu obtained his master's degree in Arts from the School of Industrial Education at Northeastern Missouri State University in 1988. He was an Invited Researcher at the School of Public Administration of the University of Southern California in 1986. He obtained a bachelor's degree in law from the School of Law at the National Taiwan
University in 1984. Also, he is an author of books such as Research on Developing Countries' Government Budgeting System and Research on Modern Democratic Governments' Budgeting Systems. Mr. Liu currently serves on our board of directors' audit committee.

CHUN-CHIH CHEN has been a Director of our company since January 2006. He has been a Certified Public Accountant of Gu-Da Certified Public Accountant Company since August 1988. His responsibilities include preparing certified financial statements, and tax statements for Companies and individuals. From July 1985 to June 1987, Mr. Chen worked as an auditor for Wei-Shi Certified Public Accountant's Company. Mr. Chen received a Bachelor's degree in International Trade from Vanung University in 1981.

The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of the directors or officers of our company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to our board of directors. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our company's affairs. There are no agreements or understandings for any of our officers or directors to resign at the request of another person and none of the officers or directors are acting on behalf of or will act at the direction of any other person.

Our board of directors has determined that we have at least one audit committee financial expert, as defined in the Securities Exchange Act of 1934, as amended, serving on our audit committee. Pi-Liang Liu is the "audit committee financial expert" and is an independent member of our board of directors.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth all cash compensation paid or to be paid by our company, as well as certain other compensation paid or accrued, during our last fiscal year to each of the following named executive officers (the "Named Executive Officers"). No executive officer received total annual compensation exceeding $100,000.

                                                                    Option          All other
 Name and Principal Position     Year     Salary($)   Bonus($)   Awards(1)($)   compensation(2)(#)   Total($)
 ---------------------------     ----     ---------   --------   ------------   ------------------   --------
Alice Chen, Chief Executive
Officer                          2006      $28,700      --            --                --            $28,700

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

None of our executive officers had any outstanding equity awards at fiscal year-end.

OPTION GRANTS IN LAST FISCAL YEAR

None of our executive officers received any stock options in the fiscal year ended December 31, 2006.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

None of our executive officers received any stock options in the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

We do not have an equity compensation plan under which options, warrants or rights are authorized for issuance to employees or non-employees. We have not issued any options, warrants or rights under any individual compensation arrangement

PENSION BENEFITS

We do not sponsor any qualified or non-qualified defined benefit plans.

NONQUALIFIED DEFERRED COMPENSATION

We  do  not  maintain  any  non-qualified   defined   contribution  or  deferred
compensation plans.

DIRECTORS COMPENSATION

Our directors do not receive any compensation for serving on the Board of Directors.

EMPLOYMENT CONTRACTS

We have employment contracts with Alice Chen and Chin-Yuan Liao. Alice Chen's monthly salary is $3,200 with an additional performance based bonus. Chin-Yuan Liao's monthly salary is $2,500 with an additional performance based bonus. Both Alice Chen and Chin-Yuan Liao are provided labor and health insurance. Our standard employment contract provides for the employee's salary, benefits and bonus compensation. It does not specify the duration of employment but provides for severance payments pursuant to Taiwanese labor laws if the employee gives notice or if we terminate his or her employment without cause.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Throughout the history of our company, certain members of our board of directors and general management have made loans to our company to cover operating expenses or operating deficiencies.

As of June 30, 2006, we had a non-interest-bearing loan from Stella Tseng, our Chief Financial Officer and director, in the amount of $1,214,146. As of December 31, 2005, we had a non-interest bearing loan from Tiao-Tsan Lai, our former Chairman, director, President and Chief Executive Officer, in the amount of $827,094.

                          CHANGES IN AND DISAGREEMENTS
             WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 9, 2007, the number and percentage of our outstanding shares of common stock that were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge is the beneficial owner of more than 5% of the outstanding common stock.

                                                                  Percent of
                                       Number of Shares          Common Stock
Name and Address (1)                Beneficially Owned (2)    Beneficially Owned
--------------------                ----------------------    ------------------
Alice Chen                                2,066,000                  6.7%
Yun-Yi "Stella" Tseng                       844,000                  2.8%
I-Min Ou                                     25,000                  *
Chin-Yuan Liao                               50,000                  *
Mei-Chu Lai                                 648,000                  2.1%
Yu-Hung Kao                               1,161,000                  3.8%
Chung-Chieh "Kevin" Lin                           0                  *
Yong Su                                           0                  *
Pi-Liang Liu                                      0                  *
All officers and directors
 as a group (10 persons)                  4,794,000                 15.7%

----------
*    Indicates less than one percent.
1) The address of each holder is c/o City Network, Inc., 2F-1, No. 16, Jian Ba Road, Chung Ho City, Taipei County 235, Taiwan, ROC.
2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. The selling stockholders are the entities who assisted in or provided financing to us. A description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares of common stock to be sold in this offering is detailed immediately following this table.

Neither Cornell Capital Partners nor Highgate has held any position nor had any material relationship with us or our affiliates during the past three (3) years.

                                     Shares             Maximum
                                  Beneficially         Number of     Number of Shares        Percentage
Name of Selling                    Owned Prior         Shares to    Beneficially Owned       Ownership
 Stockholder                      to Offering (1)     be Sold (5)    After Offering        After Offering
 -----------                      ---------------     -----------    --------------        --------------
Highgate  House Funds, Ltd.          957,836 (2)         957,836 (5)        0                   0.00%
Cornell Capital Partners, LP       2,492,537 (3)       2,492,537 (5)        0                   0.00%
Monitor Capital, Inc.                 44,455 (4)          44,455            0                   0.00%

----------
(1) Applicable percentage of ownership is based on 34,967,183 shares of common stock outstanding as of February 9, 2007, together with securities exercisable or convertible into shares of common stock. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. Shares of common stock issuable pursuant to options, warrants and convertible securities are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.
(2) Includes 932,836 shares of common stock underlying the secured convertible debenture and 25,000 shares of our common stock issuable pursuant to the common stock purchase warrant; provided, however, the terms of the secured convertible debentures provide that in no event shall Highgate be entitled to convert such debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Highgate and its affiliates to exceed 4.9% of our outstanding shares of common stock following such conversion. The 932,836 shares underlying the secured convertible debenture described in this footnote is based on the calculation using a conversion price of $0.268 and is subject to adjustment. The convertible debentures are convertible at the lesser per share price of (i) $0.268 or (ii) 95% of the lowest Volume Weighted Average Price of the Common Stock of the 30 trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. Highgate is a holder of our secured convertible debentures and shares of our common stock. All investment decisions of Highgate are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville
     Advisors.   Highgate  is  not  a   broker-dealer   or  an  affiliate  of  a
     broker-dealer.

(3) Includes 1,492,537 shares of common stock underlying the secured convertible debenture and 1,000,000 shares of our common stock issuable pursuant to the common stock purchase warrant; provided, however, the terms of the secured convertible debentures provide that in no event shall Cornell Capital Partners be entitled to convert such debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.9% of our outstanding shares of common stock following such conversion. The method for determining the number shares underlying the secured convertible debenture described in this footnote and its exercise price is the same as in footnote (2). Cornell Capital Partners is the investor under the Securities Purchase Agreement. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners is not a broker-dealer or an affiliate of a broker-dealer.
(4) Includes 44,455 shares of common stock issued pursuant to the placement agent agreement. Monitor Capital, Inc. is a broker-dealer and is deemed an underwriter with respect to the shares.
(5) The maximum number of shares to be sold is subject to adjustment in accordance with the terms of the secured convertible debentures to Cornell Capital Partners and Highgate, as described in footnote (2). We are registering 15,000,000 shares of our common stock to provide for such adjustments.

                              PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the above selling stockholders. The selling stockholders are offering shares of common stock that they received in connection with each financing. As used in this Prospectus, the term "selling stockholder" includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as pledgors, assignees, borrowers or in connection with other non-sale-related transfers after the date of this Prospectus. This Prospectus may also be used by transferees of the selling stockholder, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer. We will not receive any of the proceeds of such sales by the selling stockholders.

A selling stockholder may sell its shares of common stock directly to purchasers from time to time. Alternatively, it may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder or the purchasers of such securities for whom they may act as agents. The selling stockholder and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Exchange Act of 1934, as amended. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The common stock may be sold from time to time in one or more transactions at or on any stock exchange, market or trading facility on which shares are traded or in private transactions. The sales may be made at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be affected by means of one or more of the following transactions (which may involve cross or block transactions):

     * a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     *    purchases  by  a  broker-dealer   as  principal  and  resale  by  such
          broker-dealer for its own account pursuant to this Prospectus;

     * transactions on any exchange or quotation service on which the shares may be listed or quoted at the time of sale in accordance with the rules of the applicable exchange;

     *    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     *    privately negotiated transactions;

     * transactions through the settlement of short sales after the date hereof;

     * broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     *    a combination of any such methods of sale;

     *    transactions  through  the writing or  settlement  of options or other
          hedging   transactions,   whether  through  an  options   exchange  or
          otherwise; and

     *    any other method permitted pursuant to applicable law.

A selling stockholder may also sell shares under Rule 144 of the Securities Act of 1933, as amended, if available, rather than under this Prospectus. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholder may also enter into option or other transactions with broker-dealer's, or other financial institutions for the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

In connection with the sale of the common stock or otherwise, a selling stockholder may enter into hedging transactions with broker/dealers of other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these shares to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.

A selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. The foregoing may affect the marketability of such securities.

Pursuant to the registration rights agreement with the selling stockholders, all expenses of the registration of the common stock will be paid by us, including, without limitation, Securities and Exchange Commission filing fees; provided, however, that a selling stockholder will pay any broker or similar commissions, or, except to the extent otherwise provided for, any legal fees or other costs of the selling stockholders. The selling stockholders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, or will be entitled to contribution in connection therewith. We will be indemnified by the selling stockholders against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, or will be entitled to contribution in connection therewith.

To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

                            DESCRIPTION OF SECURITIES

Our current authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, of which 36,667,863 shares were issued and outstanding as of February 9, 2007, and 50,000,000 shares of preferred stock, par value $.001 per share, none of which were issued and outstanding as of June 30, 2006.

COMMON STOCK

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. Subject to the preferential rights of the preferred stock, the holders of shares of our common stock shall be entitled to receive dividends, when and if declared by the board of directors, out of the assets of the corporation which are by law available therefor. In the event of our liquidation, dissolution or winding up, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of our preferred stock, holders of our common stock shall be entitled to received all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of our common stock held by them respectively.

The holders of our common stock, as such, have no preemptive, or preferential right or subscription right to any shares of our common stock or to any obligations convertible into shares of our common stock, or to any warrant or option for the purchase thereof, except to the extent, if any, provided by our written agreement. All of the outstanding shares of our common stock are validly issued, fully-paid and nonassessable.

PREFERRED STOCK

Under our Certificate of Amendment of the Articles of Incorporation, as amended, the Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Nevada, but without any further action by our stockholders, to provide for the issuance of up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series. The board of directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. We are currently in the process of changing transfer agents to Interwest Transfer Co., Inc.

                                 INDEMNIFICATION

Our articles of incorporation provide that none of our directors will be personally liable to us or any of our shareholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

Pursuant to Section 78.7502 of the Nevada General Corporation Law, every Nevada corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. Our articles of incorporation contain provisions authorizing it to indemnify our officers and directors to the fullest extent permitted by Nevada General Corporation Law.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the courts decision.

                                  LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York.

                                     EXPERTS

The consolidated financial statements of City Network, Inc. appearing in this Prospectus and registration statement have been audited by Simon & Edward, LLP and Lichter, Yu & Associates, independent registered public accounting firms, to the extent indicated in their reports (which contains an explanatory paragraph with respect to City Network, Inc.'s ability to continue as a going concern), appearing elsewhere in this Prospectus and registration statement, and are included in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov.

This Prospectus is only part of a registration statement on Form SB-2 that we have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph at no charge from us.

                       CITY NETWORK, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                     DECEMBER 31, 2005 AND DECEMBER 31, 2004

                                      AND

                         UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm                      F-2

Consolidated Balance Sheets - December 31, 2005 and December 31, 2004        F-3

Consolidated Statements of Income - Fiscal Year ended December 31, 2005
and ten months ended December 31, 2004                                       F-5

Consolidated Statements of Cash Flows - Fiscal Year ended December 31, 2005
and ten months ended December 31, 2004                                       F-6

Consolidated Statements of Changes in Stockholders' Equity -
December 31, 2005 and December 31, 2004                                      F-8

Notes to Consolidated Financial Statements - December 31, 2005 and 2004      F-9

Condensed Consolidated Balance Sheets - September 30, 2006                  F-29

Condensed Consolidated Statements of Operations (Unaudited) -
September 30, 2006                                                          F-31

Condensed Consolidated Statements of Cash Flows (Unaudited) -
September 30, 2006                                                          F-32

Condensed Consolidated Statements of Changes in Stockholders' Equity -
September 30, 2006                                                          F-34

Notes to Consolidated Financial Statements (Unaudited) -
September 30, 2006                                                          F-35

                               Simon & Edward, LLP
                        17700 Castleton Street, Suite 200
                           City of Industry, CA 91748

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of City Network, Inc.

Gentlemen:

We have audited the accompanying consolidated balance sheet of City Network, Inc. and subsidiaries (the "Company") as of December 31, 2005, and the related consolidated statements of income, stockholders' equity, and cash flows for year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of City Network, Inc. for the ten months ended December 31, 2004 were audited by other auditors whose report, dated March 7, 2005, on those statements included an explanatory paragraph that described the litigation discussed in Note O to the financial statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note S to the financial statements, the Company has suffered recurring losses from operations and the inability to meet its maturing obligations without borrowing from related parties and restructuring debts. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note S. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Simon & Edward, LLP

City of Industry, California
March 11, 2006

                       CITY NETWORK, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2005 AND DECEMBER 31, 2004


                                                     December 31, 2005      December 31, 2004
                                                     -----------------      -----------------
                          ASSETS

Current Assets
  Cash and cash equivalents                             $   856,587            $ 2,010,644
  Accounts receivable, net                                4,371,110              3,333,990
  Inventory                                                 252,608                732,027
  Other receivables                                         241,304                  6,863
  Prepaid expenses                                        3,500,021                102,896
                                                        -----------            -----------

      Total Current Assets                                9,221,630              6,186,420
                                                        -----------            -----------

Fixed Assets, net                                         2,391,422              2,586,872
                                                        -----------            -----------

Other Assets
  Deposits                                                  503,579              1,724,542
  Cash held for compensating balances                     1,380,992                      0
  Construction in progress                                  418,105                      0
  Trademarks                                                  1,727                  1,812
  Equity in net assets of affiliated company                790,842                829,008
  Intangible assets                                         923,347                961,053
  Other assets                                                    0                  8,255
                                                        -----------            -----------
      Total Other Assets                                  4,018,592              3,524,670
                                                        -----------            -----------
      Total Assets                                      $15,631,644            $12,297,962
                                                        ===========            ===========

                   See Accompanying Notes and Auditor's Report

                       CITY NETWORK, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2005 AND DECEMBER 31, 2004

                                                                   December 31, 2005        December 31, 2004
                                                                   -----------------        -----------------
               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued expenses                               $  1,471,867             $  3,335,286
  Convertible note payable                                                 250,000                        0
  Due to related party                                                   1,131,494                   80,083
  Deferred revenue                                                       3,198,414                   14,566
  Current portion, long-term debt                                        4,220,230                3,226,181
                                                                      ------------             ------------

       Total Current Liabilities                                        10,272,005                6,656,116

Long-term debt, net of current portion                                     572,668                  246,330
                                                                      ------------             ------------

      Total Liabilities                                                 10,844,673                6,902,446
                                                                      ------------             ------------
Stockholders' Equity
  Common stock, $.001 par value, 100,000,000 shares
   authorized, 32,967,183 shares issued and 28,521,728
   shares outstanding at December 31, 2005, and 27,500,000
   shares issued and outstanding at December 31, 2004                       32,967                   27,500
  Additional paid in capital                                             6,157,479                5,937,946
  Other comprehensive income                                               366,384                  142,453
  Accumulated deficit                                                   (1,769,859)                (712,383)
                                                                      ------------             ------------
      Total capital and retained deficit                                 4,786,971                5,395,516
  Less: cost of treasury stock                                                   0                        0
                                                                      ------------             ------------

      Total Stockholders' Equity                                         4,786,971                5,395,516
                                                                      ------------             ------------
      Total Liabilities and Stockholders' Equity                      $ 15,631,644             $ 12,297,962
                                                                      ============             ============

                   See Accompanying Notes and Auditor's Report

                       CITY NETWORK, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   FISCAL YEAR ENDED DECEMBER 31, 2005 AND TEN MONTHS ENDED DECEMBER 31, 2004

                                                        December 31, 2005        December 31, 2004
                                                        -----------------        -----------------
Sales, net                                                 $ 14,320,409             $ 15,674,613

Cost of sales                                                12,881,717               14,924,938
                                                           ------------             ------------

      Gross Profit                                            1,438,692                  749,675

General and administrative expenses                           1,535,808                1,395,388
                                                           ------------             ------------
      Income (loss) from operations                             (97,116)                (645,713)
                                                           ------------             ------------
Other (Income) Expense
  Interest income                                                (8,985)                  (3,785)
  Rental income                                                (187,020)                 (17,858)
  Commission income                                              (3,846)                    (281)
  (Gain) loss on currency exchange                                9,721                  (10,720)
  Other income (expense)                                         24,518                  (32,120)
  Reserve for bad debt                                          848,517                  185,858
  Equity in earnings of investee                                 38,167                  (58,330)
  Miscellaneous                                                  12,791                    1,303
  Loss on sale of fixed assets                                   78,247                   32,068
  Interest expense                                              147,914                  112,922
                                                           ------------             ------------
      Total Other (Income) Expense                              960,024                  209,057
                                                           ------------             ------------
      Income (loss) before income taxes                      (1,057,140)                (854,770)

Provision for income taxes                                          336                  109,890
                                                           ------------             ------------

      Net income (loss)                                    $ (1,057,476)            $   (964,660)
                                                           ============             ============

Net income (loss) per share (basic and diluted)
  Basic                                                    $     (0.038)            $     (0.035)
  Diluted                                                  $     (0.038)            $     (0.035)

Weighted average number of shares
  Basic                                                      27,925,720               27,500,000
  Diluted                                                    27,925,720               27,500,000

                   See Accompanying Notes and Auditor's Report

                       CITY NETWORK, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
   FISCAL YEAR ENDED DECEMBER 31, 2005 AND TEN MONTHS ENDED DECEMBER 31, 2004


                                                                      December 31, 2005       December 31, 2004
                                                                      -----------------       -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                                      $(1,057,476)            $  (964,660)

  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
     Depreciation and amortization                                           182,518                 161,296
     Equity in earnings of investee                                           38,167                 (58,330)
     Bad debt                                                                848,517                 185,858
     Losses on fixed assets obsolescence                                       6,412                       0
     Inventory valuation loss and obsolescence                                 7,186                       0
     Loss (Gain) on disposal of property, plant and equipment                 78,247                  32,068
     Loss (Gain) on foreign currency exchange                                  9,721                 (10,720)
     Decrease (Increase) in notes and accounts receivables                (1,922,705)              3,839,159
     Decrease (Increase) in other receivables                               (299,175)                119,629
     Decrease (Increase) in inventories                                       35,470                 178,163
     Decrease (Increase) in deposit                                        1,222,390              (1,468,836)
     Decrease (Increase) in prepaid expenses and other current assets     (3,191,788)                446,848
     Increase (Decrease) in accounts payable and accrued expenses         (1,883,119)             (3,503,334)
     (Decrease) Increase in deferred revenue                               3,202,876                (245,932)
     (Decrease) Increase in deposits payable                                       0                  (4,371)
     (Decrease) Increase in other liabilities                                 91,441                       0
                                                                         -----------             -----------
          Total Adjustments                                               (1,573,842)               (328,502)
                                                                         -----------             -----------

          Net cash provided by (used in) operating activities             (2,631,318)             (1,293,162)
                                                                         -----------             -----------
 CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from disposal of property, plant and equipment                389,160                  35,462
      Purchases of property, plant and equipment                             (66,795)                 (5,008)
      Increase in deferred expenses                                         (155,850)                      0
                                                                         -----------             -----------

          Net cash provided by investing activities                          166,515                  30,454
                                                                         -----------             -----------

                   See Accompanying Notes and Auditor's Report

                       CITY NETWORK, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
   FISCAL YEAR ENDED DECEMBER 31, 2005 AND TEN MONTHS ENDED DECEMBER 31, 2004

                                                                  December 31, 2005       December 31, 2004
                                                                  -----------------       -----------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term borrowings                                $ 9,028,025             $ 5,621,631
  Payment on notes payable                                            (8,156,025)             (5,217,702)
  Payment of loan from related party                                      (6,256)               (455,227)
  Cash held for compensating balances                                 (1,263,540)                      0
  Loan from related party                                              1,057,667                 200,498
  Issuance of convertible notes payable                                  250,000                       0
  Issuance of notes payable                                              586,401                 477,953
                                                                     -----------             -----------

          Net cash provided by financing activities                    1,496,272                 627,153
                                                                     -----------             -----------
Effect of exchange rate change on cash                                  (185,526)                (77,374)

Net change in cash and cash equivalents                               (1,154,057)               (712,929)
                                                                     -----------             -----------
Cash and cash equivalents at beginning of year                         2,010,644               2,723,573
                                                                     -----------             -----------
Cash and cash equivalents at end of year                             $   856,587             $ 2,010,644
                                                                     ===========             ===========

Supplemental cash flows disclosures:
  Income tax payments                                                $   163,284             $    35,750
                                                                     -----------             -----------
  Interest payments                                                  $   147,914             $   112,922
                                                                     -----------             -----------
Non cash transaction:
  Conversion of debt to equity                                       $         0             $ 1,680,329
                                                                     -----------             -----------

  Issuance of common stock for prepayment of stock issuance costs    $   225,000             $         0
                                                                     -----------             -----------

                   See Accompanying Notes and Auditor's Report

                       CITY NETWORK, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     DECEMBER 31, 2005 AND DECEMBER 31, 2004

                                                    December 31, 2005        December 31, 2004
                                                    -----------------        -----------------
Common stock, number of shares
  Balance at beginning of period                         27,500,000               25,000,000
  Common stock issued                                     5,467,183                2,500,000
                                                       ------------             ------------

  Balance at end of period                               32,967,183               27,500,000
                                                       ------------             ------------
Treasury stock, number of shares
  Balance at beginning of period                                  0                        0
  Treasury stock acquired                                 4,445,455                        0
                                                       ------------             ------------
  Balance at end of period                                4,445,455                        0
                                                       ------------             ------------
Common stock, par value $.001
  Balance at beginning of period                       $     27,500             $     25,000
  Common stock issued                                         5,467                    2,500
                                                       ------------             ------------
  Balance at end of period                                   32,967                   27,500
                                                       ------------             ------------
Additional paid in capital
  Balance at beginning of period                          5,937,946                4,260,117
  Issuance of stock                                         219,533                1,677,829
                                                       ------------             ------------
  Balance at end of period                                6,157,479                5,937,946
                                                       ------------             ------------
Other comprehensive income
  Balance at beginning of period                            142,453                   29,663
  Foreign currency translation                              223,931                  112,790
                                                       ------------             ------------
  Balance at end of period                                  366,384                  142,453
                                                       ------------             ------------
Retained earnings (deficits)
  Balance at beginning of period                           (712,383)                 252,277
  Net income (loss)                                      (1,057,476)                (964,660)
                                                       ------------             ------------
  Balance at end of period                               (1,769,859)                (712,383)
                                                       ------------             ------------
Less: Cost of treasury stock                                      0                        0
                                                       ------------             ------------

Total stockholders' equity at end of period            $  4,786,971             $  5,395,516
                                                       ============             ============

                   See Accompanying Notes and Auditor's Report

                       CITY NETWORK, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A - ORGANIZATION

      City Network, Inc., formerly Investment Agents, Inc., was incorporated on August 8, 1996 under the laws of the State of Nevada. City Network Technology, Inc., formerly Gelcrest Investments Limited, was incorporated under the laws of the British Virgin Islands on March 1, 2002. City Network, Inc. -Taiwan, formerly City Engineering, Inc., was incorporated under the laws of Republic of China on September 6, 1994. City Construction was incorporated under the laws of Republic of China on October 10, 2003. City Network, Inc. owns 100% of the capital stock of City Network Technology, Inc., and City Network Technology, Inc. owns 100% of the capital stock of City Network, Inc. - Taiwan, and City Construction. Collectively the four corporations are referred to herein as the "Company".

      The Company designs, manufactures and markets a comprehensive line of broadband communication and wireless internet access products and solutions. Also, the broadband communication product line includes VOIP, GUI-based remote management and routing technology software packages for simplified setup, extensive network management and global network connectivity capabilities, home PNA and xDSL broadband access equipment, ADSL/VDSL ACCESS DEVICES, HPNA ACCESS DEVICES, FTTB (Fiber to the Building) and FTTH (Fiber to the Home), PCMCIA cards and USB adapters. The other wireless Internet access solutions are used in both individual and corporate.

      The Company has also recently begun the development of its construction business. The Company plans to develop and build commercial and residential buildings, industry factory buildings, and professional buildings. The Company has entered co-construction agreements for the development of land in Keelung, Taiwan and the purchase of materials with a company in Vietnam, as further described in Note H herein.

      On December 16, 2004, the Company changed its fiscal year end from February 28 to December 31.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION

      Revenue from sales of products to customers is recognized upon shipment or when title passes to customers based on the terms of the sales, and is recorded net of returns, discounts and allowances. Service income is recognized as the related services are provided pursuant to the terms of the service agreement.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of City Network, Inc., and its wholly owned subsidiaries City Network Technology, Inc. and its wholly owned subsidiaries, City Network, Inc. - Taiwan and City Construction, collectively referred to within as the Company. All material intercompany accounts, transactions and profits have been eliminated in consolidation.

      RISKS AND UNCERTAINTIES

      The Company is subject to substantial risks from, among other things, intense competition from the providers of broadband products, services and the telecommunication industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, and the volatility of public markets.

      CONTINGENCIES

      Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

      If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

      Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

      ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The Company has made an allowance for doubtful accounts for trade receivables based on a combination of write-off history, aging analysis, and any specific known troubled accounts.

      FIXED ASSETS

      Property and equipment are stated at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, or the remaining term of the lease, as follows:

          Furniture and Fixtures               5 years
          Equipment                            5 years
          Computer Hardware and Software       3 years
          Building and Improvements           50 years

      INTANGIBLE ASSETS

      Effective July 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 required an initial impairment assessment involving a comparison of the fair value of trademarks, patents and other intangible assets to current carrying value. No impairment loss was recognized for the years ended December 31, 2005 and 2004. Trademarks and other intangible assets determined to have indefinite useful lives are not amortized. The Company tests such trademarks and other intangible assets with indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that an asset might be impaired. Trademarks and other intangible assets determined to have definite lives are amortized over their useful lives or the life of the trademark and other intangible asset, whichever is less.

      EXCHANGE GAIN (LOSS)

      During year ended December 31, 2005 and 2004, the transactions of City Network, Inc. - Taiwan and City Construction were denominated in a foreign currency and are recorded in New Taiwan dollars at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

      TRANSLATION ADJUSTMENT

      As of December 31, 2005 and 2004, the accounts of City Network, Inc. - Taiwan and City Construction were maintained, and their financial statements were expressed, in New Taiwan Dollars (NTD). Such financial statements were translated into U.S. Dollars (USD) in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income".

      As of December 31, 2005 and 2004 the exchange rates between NTD and the USD was NTD$1=USD$0.03044 and NTD$1=USD$0.03128, respectively. The weighted-average rate of exchange between NTD and USD was NTD$1=USD$0.03117 and NTD$1=USD$0.02998,
      respectively. Total translation adjustment recognized for the year ended December 31, 2005 and 2004 is $366,384 and $142,453, respectively.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      Our Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including accounts receivable (trade and related party), notes receivable and accounts payable (trade and related party), and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts owed for long-term debt and revolving credit facility also approximate fair value because interest rates and terms offered to the Company are at current market rates.

      STATEMENT OF CASH FLOWS

      In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

      CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un-collectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

      INVENTORY

      Inventory is valued at the lower of cost or market. Cost is determined on the weighted average method. As of December 31, 2005 and 2004, inventory consisted only of finished goods.

      PRODUCT WARRANTIES

      The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Future costs for warranties applicable to revenue recognized in the current period are charged to cost of revenue. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligation based on anticipated expenditures over the balance of the obligation period. Adjustments are made when accrual warranty claim experience differs from estimate.

      LONG-TERM EQUITY INVESTMENTS

      Long-term equity investments are accounted for by the equity method when the Company and its subsidiaries owns 20% or more of the investee's voting shares, or less than 20% of investee's voting shares but is able to exercise significant influence over the investee's operation and financial polices, but not more then 50%. All other long-term equity investments are accounted for by either the lower-of-cost-or-market method or cost method.

      For long-term equity investments accounted for under the equity method related to investee's that are publicly listed companies, unrealized losses resulting from declines in the market value below cost are recorded as a separate component of stockholders' equity.

      For long-term equity investments in non-listed companies accounted for under the cost method, investments are stated at original cost. A write-down of the investment balance to earnings is taken only if it is determined that there is a permanent decline in the investment's value. Stock dividends do not result in the recognition of investment income.

      For long-term equity investments accounted for by the equity method, the investment is initially recorded at cost, then reduced by dividends and increased or decreased by investor's proportionate share of the investee's net earnings or loss.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

      ADVERTISING

      Advertising costs are expensed in the year incurred.

      INCOME TAXES

      Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

      Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, "Accounting for Income Taxes". As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      EARNINGS PER SHARE

      The Company uses SFAS No. 128, "Earnings Per Share", for calculating the basic and diluted earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share are computed similar to basic earnings per share except that the denominator is increased to include common stock equivalents, if any, as if the potential common shares had been issued.

      IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

      The Company adopted the provision of The Financial Accounting Standards Board ("FASB") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. In assessing the impairment of these identifiable intangible assets, identifiable goodwill will be allocated on a pro rata basis using fair values of the assets at the original acquisition date. In estimating expected future cash flows for determining whether an asset is impaired and if expected future cash flows are used in measuring assets that are impaired, assets will be grouped at the lowest level (entity level) for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. In recording an impairment loss, any related goodwill would be reduced to zero before reducing the carrying amount of any identified impaired asset.

      For goodwill not identifiable with an impaired asset, the Company will establish benchmarks at the lowest lever (entity level) as its method of assessing impairment. In measuring impairment, unidentifiable goodwill will be considered impaired if the fair value at the lowest level is less than its carrying amount. The fair value of unidentifiable goodwill will be determined by subtracting the fair value of the recognized net asset at the lowest level (excluding goodwill) from the value at the lowest level. The amount of the impairment loss should be equal to the difference between the carrying amount of goodwill and the fair value of goodwill. In the event that impairment is recognized, appropriate disclosures would be made.

      NEW ACCOUNTING PRONOUNCEMENTS

      In September 2004, the EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08") was issued stating that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. EIFT 04-08 is effective for reporting periods ending after December 15, 2004. EITF 04-08 will have no material impact on the Company's financial statements.

      On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values, beginning with the first interim or annual period after June 15, 2005. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R in its three months ending September 30, 2005. Under SFAS 123R, The Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is evaluating the requirements of SFAS 123R, and it expects that the adoption of SFAS 123R will have no material impact on the Company's financial statements.

      In December 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," which will become effective for the Company beginning January 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The Company is currently evaluating the potential impact of this standard on its financial position and results of operations, but does not believe the impact of the change will be material.

      In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

      In December 2004, the FASB issued SFAS No. 153,"Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

      In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections", a replacement of Accounting Principles Board Opinion No. 20, "Accounting Changes", and Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, voluntary changes in accounting principles were generally required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period of specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of SFAS 154 will have a material effect on its financial position, cash flows or results of operations.

      In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"), which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS 133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 140"). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position,

NOTE C - CONCENTRATION

     The Company had three major customer during the year ended December 31, 2005. Sales to these customers were approximately $5,538,182. Those customers comprise 39% of the total sales during the year ended December 31, 2005. Included in accounts receivable is approximately $2,765,202 from these customers as of December 31, 2005.

Note D -CASH

      The Company maintains its cash balances at various banks in Taiwan. The balances are insured by the Central Deposit Insurance Corporation (CDIC) up to approximately $30,440. As of December 31, 2005, there were $1,836,846 in uninsured balances held at these banks.

Note E - COMPENSATING BALANCES

      The company, under the terms of its lines of credit with two banks in Taiwan, has agreed to maintain a compensating balance equal to at least 30% to 35% of the outstanding loan balance. As of December 31, 2005, $1,380,992 of cash is restricted for this purpose (see Note L).

Note F - FIXED ASSETS

      Fixed assets consist of the following:

                                       December 31, 2005       December 31, 2004
                                       -----------------       -----------------
      Land                                $ 1,909,023             $ 1,916,328
      Building                                      0                 283,977
      Machinery and equipment                 512,433                 430,880
      Furniture and fixtures                  208,705                 143,655
                                          -----------             -----------

                                          $ 2,630,161             $ 2,774,840

      Accumulated depreciation               (238,739)               (187,968)
                                          -----------             -----------

                                          $ 2,391,422             $ 2,586,872
                                          ===========             ===========

Note G - INTANGIBLE ASSETS

      Intangible assets consist of the following:

                                       December 31, 2005       December 31, 2004
                                       -----------------       -----------------
      Trademarks                          $     2,222             $     2,150
      Intangible asset                      1,065,400               1,000,000
                                          -----------             -----------

                                          $ 1,067,622             $ 1,002,150

      Accumulated depreciation               (142,548)                (39,285)
                                          -----------             -----------

                                          $   925,074             $   962,865
                                          ===========             ===========

Note H- COMMITMENTS

      A Best Information Technology, Inc. - City Network, Inc. - Taiwan, signed an agreement with A Best Information Technology, Inc. in 2002 for the exclusive right to sell A Best Information's products. The rights are perpetual and transferable.

      Reseller Agreements - City Network, Inc. - Taiwan has several signed reseller agreements with various customers. These resellers are given special sales prices and are paid commissions for their sales orders.

      Co-Construction Agreements - In April 2004, City Construction Co., Ltd. placed a refundable performance bond in the amount of $231,344 with the court in Taiwan for the rights to complete an unfinished building in Keelung, Taiwan with the owners of the land. The Company is currently in discussion with the landowners regarding the terms of the project.

      In March 2005, City Construction Co., Ltd. entered a Co-Construction Agreement with three individuals who own a tract of land in Keelung, Taiwan. Under the agreement, the Company will finance, construct and, upon completion, will own 60% of the building project. The Company agreed to make refundable deposits, as security, totaling approximately $91,320 payable at various agreed upon phases of the construction. The deposits will be returned within 2 years after the construction is completed. As of December 31, 2005, the Company has paid $91,320 as part of the refundable security deposit and $418,105 as construction in progress on the building.

      On July 20, 2005, and as amended on September 22, 2005, the Company entered into a contract with a company in Vietnam. Per the terms of the contract the Company has agreed to procure materials and equipment related to the construction of a commercial building in Vietnam. As of December 31, 2005, the Company received an advance of $3,000,000 on this contract and is using these funds to purchase the related materials.

      On July 25, 2005 the Company entered into a contract with a company in Samoa to purchase materials from them related to the above Vietnam contract. The total purchases will be approximately $3,000,000. As of December 31, 2005, the Company advanced approximately $2,740,000 to this vendor.

      Operating Leases - The Company leases office facilities under operating leases that terminate on various dates. Rental expense for these leases consisted of $50,335 for the year ended December 31, 2005. The Company has future minimum lease obligations as follows:

                    Year               Amount
                    ----               ------
                    2006              $43,834
                    2007               20,090
                                      -------
                    Total             $63,924
                                      =======

      On December 16, 2005, the Company entered a letter agreement (the "Term Sheet") with Cornell Capital Partners, LP committing to enter into definitive documents for a proposed transaction. In the transaction, the Company will issue secured convertible debentures (the "Notes") in an aggregate principal amount of up to $650,000 to Cornell Capital or Highgate House Funds, Ltd. ("Highgate House," and together with Cornell Capital, the "Investor"), an affiliate of Cornell Capital. The Company plans to use a portion of the Notes to redeem $250,000 in aggregate principal amount, plus accrued interest, of secured convertible debentures issued pursuant to a Securities Purchase Agreement, dated August 10, 2005, by and between the Company and Highgate House (the "Original Notes").

      Under the Term Sheet, the Notes will mature three years after issuance. A 20% redemption premium on the principal amount of the Notes is due when they are redeemed. Additionally, an annual interest rate of 7% (calculated on the basis of a 360-day year) accrues on the outstanding principal amount of the Notes. The Notes will be secured by substantially all of the assets of the Company and its direct and indirect wholly-owned subsidiaries, City Technology, Inc., City Network, Inc.--Taiwan and City Construction Co., Ltd.; a pledge of the 4,445,455 shares of common stock, par value $0.001 per share, securing the Original Notes; and a pledge of 2,000,000 additional shares of common stock. The 2,000,000 additional shares of common stock will be pledged only if Notes exceeding $275,000 in aggregate principal amount are issued. The Notes are convertible into Common Stock based on at the lower of (a)$0.268 per share or (b) ninety-five percent (95%) of the lowest volume weighted average price of the Common Stock, as reported by Bloomberg, LP, for the thirty (30) trading days preceding the conversion. Upon signing the definitive documents for the transaction, the Company will issue to the Investor a five-year warrant (the "Warrant") to purchase 500,000 shares of Common Stock (the "Warrant Shares") at an exercises price of $0.001 per share. The Company will also agree to register the Common Stock underlying the Notes and the Warrant.

      Upon signing definitive documents for the transaction, the Standby Equity Distribution Agreement between the Company and Cornell Company, the Investor Registration Rights Agreement between the Company and Cornell Capital, the Escrow Agreement among the Company, Cornell Capital and David Gonzalez, Esq., as escrow agent, and the Registration Rights Agreement between the Company and Cornell Capital, each dated August 10, 2005, will be terminated, and each party to the agreements will release the other parties from all obligations under the agreements.

      The aggregate number of shares of Common Stock to be issued pursuant to the definitive agreements for the transaction may not equal or exceed 5,500,000 shares in the aggregate (constituting 20% of the Company's outstanding Common Stock as of August 10, 2005).

Note I - LONG-TERM INVESTMENT

      On August 31, 2003 the Company purchased approximately twenty-five percent (25%) of Beijing Putain Hexin Network Technology Co., Ltd for $325,000. On December 4, 2003 the Company purchased an additional fifteen percent (15%) for $398,500. Beijing Putain Hexin Network Technology Co., Ltd is not publicly traded or listed. The Company is using the complete equity method to record its share of the subsidiary's net income and loss. As of December 31, 2005 and 2004 the Company recognized a loss of $38,167 and an income of $58,330 from their acquisition.

Note J - COMPENSATED ABSENSES

      Employees earn annual vacation leave at the rate of seven (7) days per year for the first three years. Upon completion of the third year of employment, employees earn annual vacation leave at the rate of ten (10) days per year for years four through five. Upon completion of the fifth year of employment, employees earn annual vacation leave at the rate of fourteen (14) days per year for years six through ten. Upon completion of the tenth year of employment, one (1) additional day for each additional year, until it reaches thirty (30) days per year. At termination, employees are paid for any accumulated annual vacation leave. As of December 31, 2005 and 2004 vacation liability existed in the amount of $911 and $1,892 respectively.

Note K - INCOME TAXES

      Total Federal and State income tax expense for the years ended December 31, 2005 and 2004 amounted to $336 and $109,890, respectively. For the years ended December 31, 2005 and 2004, there is no difference between the federal statutory tax rate and the effective tax rate.

      The following is a reconciliation of income tax expense:

      12/31/05          U.S.          State       International       Total
      --------          ----          -----       -------------       -----
      Current        $      0       $      0         $    336        $    336
      Deferred              0              0                0               0
                     --------       --------         --------        --------

      Total          $      0       $      0         $    336        $    336
                     ========       ========         ========        ========

      12/31/04          U.S.          State       International       Total
      --------          ----          -----       -------------       -----
      Current        $      0       $      0         $109,890        $109,890
      Deferred              0              0                0               0
                     --------       --------         --------        --------

      Total          $      0       $      0         $109,890        $109,890
                     ========       ========         ========        ========

      Reconciliation of the differences between the statutory U.S. Federal income tax rate and the effective rate is as follows:

                                                  12/31/05         12/31/04
                                                  --------         --------
      Federal statutory tax rate                      34%              34%
      State, net of federal benefit                    0%               0%
                                                    ----             ----
      Effective tax rate                              34%              34%
                                                    ====             ====

Note L - OTHER COMPREHENSIVE INCOME

      Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders' equity, at December 31, 2005 and 2004 are as follows:

                                      Foreign Currency       Accumulated Other
                                    Translation Adjustment  Comprehensive Income
                                    ----------------------  --------------------
      Balance at February 29, 2004        $ 29,663               $ 29,663
      Change for 2004                     $112,790               $112,790
                                          --------               --------

      Balance at December 31, 2004        $142,453               $142,453
      Change for 2005                     $223,931               $223,931
                                          --------               --------

      Balance at December 31, 2005        $366,384               $366,384
                                          ========               ========

NOTE M - DEBT

      At December 31, 2005 and 2004, the Company had notes payable outstanding in the aggregate amount of $4,792,898 and $ $3,472,511, respectively. Payable as follows:

              December 31, 2005                                          December 31, 2004
              -----------------                                          -----------------
      Note  payable  to  a  bank  in  Taiwan,                 Secured  note payable to a bank in
      interest  at 3.838% per  annum,  due by                 Taiwan,  interest  at  3.175%  per
      October 8, 2006                         $ 487,040       annum, due by May 29, 2016             $ 280,689

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest at 3.616% per annum,  due
      August 31, 2006                           913,200       by October 8, 2005                      500,480

      Secured  note  payable  to  a  bank  in                 Note  payable to a bank in Taiwan,
      Taiwan,  interest  at 5.906% per annum,                 interest at 3.828% per annum,  due
      due by September 28, 2006                 232,483       by February 13, 2005                    125,120

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest  at 4.42% per annum,  due
      January 27, 2006                           45,660       by March 29, 2005                       246,921

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest  at 4.42% per annum,  due
      February 3, 2006                           96,206       by March 15, 2005                        68,004

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest  at 4.42% per annum,  due
      February 3, 2006                          123,693       by April 11, 2005                        76,548

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest  at 4.42% per annum,  due
      February 17, 2006                         233,802       by April 10, 2005                        54,995

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest  at 4.42% per annum,  due
      February 21, 2006                         219,739       by May 29, 2005                         233,493

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest at 3.616% per annum,  due
      February 25, 2006                          24,352       by March 10, 2005                       196,563

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest at 3.616% per annum,  due
      March 3, 2006                              69,950       by February 15, 2005                     60,761

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest at 3.616% per annum,  due
      March 24, 2006                            295,919       by March 8, 2005                        141,511

              December 31, 2005                                          December 31, 2004
              -----------------                                          -----------------
      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest at 3.616% per annum,  due
      April 1, 2006                             279,553       by March 2, 2005                         35,121

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest at 3.616% per annum,  due
      April 21, 2006                            435,872       by March 15, 2005                        43,498

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest at 3.616% per annum,  due
      April 28, 2006                            422,811       by March 11, 2005                        13,085

      Note  payable  to  a  bank  in  Taiwan,                 Note  payable to a bank in Taiwan,
      interest  at 3.838% per  annum,  due by                 interest at 3.616% per annum,  due
      January 17, 2006                          339,950       by April 9, 2005                        591,192

      Note  payable  to  a   corporation   in                 Note  payable to a bank in Taiwan,
      Taiwan,  no  interest,  due by February                 interest at 3.616% per annum,  due
      10, 2010                                  572,668       by April 9, 2005                         53,895

                                                              Note  payable to a bank in Taiwan,
                                                              interest at 3.616% per annum,  due
                                                              by April 9, 2005                         59,521

                                                              Note  payable to a bank in Taiwan,
                                                              interest  at 3.26% per annum,  due
                                                              by March 11, 2005                       312,752

                                                              Note  payable to a bank in Taiwan,
                                                              interest  at 3.26% per annum,  due
                                                              by April 22, 2005                       121,866

                                                              Note  payable  to a corporation in
                                                              Taiwan, interest   at  6.265%  per
                                                              annum,   due  by November 20, 2005,
                                                              personally guaranteed by
                                                              an office of the Company                256,496
                                             ----------                                            ----------
      Total                                   4,792,898                                             3,472,511

      Current portion                        $4,220,230                                            $3,226,181
                                             ----------                                            ----------

      Long-term portion                      $  572,668                                            $  246,330
                                             ==========                                            ==========

NOTE N - RELATED PARTY TRANSACTIONS

      Throughout the history of the Company, certain members of the Board of Directors and general management have made loans to the Company to cover operating expenses or operating deficiencies.

      Andy Lai - As of December 31, 2005 and 2004, the Company has a non interest-bearing loan from Andy Lai, the Company's President, in the amount of $827,094 and $73,827, respectively.

      Huang Hui Maio - As of December 31, 2004, the Company has a non interest-bearing loan from Huang Hui Maio, a shareholder of the Company, in the amount of $6,256.

      Stella  Tseng  -  As  of  December  31,  2005,   the  Company  has  a  non
      interest-bearing loan from Stella Tseng, a shareholder of the Company, in the amount of $304,400.

NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

      The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

NOTE P - STOCK

      In May 2004, the Company issued 2,500,000 shares of its common stock as consideration for the conversion in full of a note and short term debt payable to third parties in the aggregate of $1,680,329. The note and short term debt payable were converted into shares of common stock at a price of approximately $0.672 per share.

NOTE Q - SEGMENT REPORTING

     The Company has two principal operating segments which are (1) the production of broadband communication and wireless internet access products, (2) other, including building constructions and procurement of material and equipment related to construction. These operating segments were determined based on the nature of the products offered. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company's chief executive officer and chief financial officer have been identified as the chief operating decision makers. The Company's chief operating decision makers direct the allocation of resources to operating segments based on the profitability, cash flows, and other measurement factors of each respective segment.

     The Company has determined that broadband communication and wireless internet access products operating segment are reportable segments as they meet the quantitative thresholds under Financial Accounting Standards Board Statement No. 131 (Disclosures about Segments of an Enterprise and Related Information).

      The Company evaluates performance based on several factors, of which the primary financial measure is business segment income before taxes. The Company's construction operating segment is currently in the development stage during 2005 and has no revenues. The accounting policies of the business segments are the same as those described in "Note A: Summary of Significant Accounting Policies." The table on the following page shows the operations of the Company's reportable segments:

                                              Broadband
                                             communication
                                             and wireless
                                           internet access
                                               products           Other (1)         Consolidated
                                               --------           ---------         ------------
      2004
      Sales to unaffiliated customers        $ 15,674,613       $          0        $ 15,674,613
      Intersegment sales                                0                  0                   0
      Net sales                                15,674,613                  0          15,674,613
      Income (loss) before taxes                 (836,465)           (18,305)           (854,770)
      Total assets (2)                         11,895,348            402,614          12,297,962
      Property additions (3)                        5,008                  0               5,008
      Interest expense                            112,922                  0             112,922
      Interest revenue                              3,785                  0               3,785
      Depreciation and amortization (3)           161,296                  0             161,296

      2005
      Sales to unaffiliated customers        $ 14,320,409       $          0        $ 14,320,409
      Intersegment sales                                0                  0                   0
      Net sales                                14,320,409                  0          14,320,409
      Income (loss) before taxes                 (376,521)          (680,619)         (1,057,140)
      Total assets (2)                         10,769,071          4,637,573          15,406,644
      Property additions (3)                       66,795                  0              66,795
      Interest expense                            147,914                  0             147,914
      Interest revenue                              8,985                  0               8,985
      Depreciation and amortization (3)           182,518                  0             182,518

     ----------
     (1) Revenue from segments below the quantitative thresholds are attributable to two operating segments of the Company. Those segments include building constructions and procurement of material and equipment related to construction. None of those segments has ever met any of the quantitative thresholds for determining reportable segments.
     (2) Total business assets are the owned or allocated assets used by each business. Corporate assets consist of cash and cash equivalents, unallocated fixed assets of support divisions and common facilities, and certain other assets.
     (3) Corporate property additions and depreciation and amortization expense include items attributable to the unallocated fixed assets of support divisions and common facilities.

      Also, because all of the Company's sales are derived from the sales of products outside of the United States, all long-lived assets are located outside the United States.

NOTE R - LEGAL PROCEEDINGS

      The Company is party to certain litigation that has arisen in the normal course of its business and that of its subsidiary.

      Hwa-Ching - In August 2004, a customer closed business and did not pay the remaining balance due to City Network - Taiwan on outstanding receivables in the amount of $880,649. City Network - Taiwan has filed criminal and civil litigation against the customer for fraud. The Company has recorded a reserve against this account in the amount of $695,280. This case is currently ongoing.

      In August 2004, City Network Inc.-Taiwan filed a lawsuit against the owner of Hwa-Ching Co., as well as the following eight individuals in Taiwan, alleging fraud for closing down Hwa-Ching Co. without payment for the delivered merchandise. City Network Inc.-Taiwan sought approximately NT$27 million or approximately US$900,000. In January 27 2006, the court reached a verdict and found three individuals guilty of fraud and another two individual not guilty. In connection to the litigation against the other three individuals, the court has not yet reached a verdict.

      In December 2004, the Company filed a lawsuit against Tain-Kang Co., a customer of Hwa-Ching Co. in Taipei District Court claiming damages owed to Hwa-Ching from Tain-Kang in the amount of approximately NT$5,796,000 or US$172,963 to cover the outstanding account payable owed by Hwa-Ching to the Company. In November 2005, Taipei District Court reached the judgment in favor of defendant. The Company filed appeal to Taiwan High Court. During the appeal, the Company reduced the claimed amount to NT$3,796,000 or US$115,550 due to Tain-Kang has provided the proof of payments of NT$2,000,000 in the court. To date, the court has not yet reached a verdict on this case.

      RPPI International Ltd. - As of June 21, 2005, City Network Inc.-Taiwan settled a litigation with RPPI International Ltd. (or Rong-Dian), a vendor of the Company.

      On October 10, 2004, Rong-Dian filed a lawsuit against City Network Inc.-Taiwan in the Taiwan Taipei district court of Taiwan, in Taipei, Taiwan, alleging breach of contract for two different purchase agreements that City Network Inc.-Taiwan entered with them and two third parties. Rong-Dian sought the aggregate amount of approximately NT$40.2 million or US$1.2 million for the alleged breaches. One purchase agreement was for an order that City Network Inc.-Taiwan sold to Hwa-Ching Co. in the amount of approximately NT$27.3 million or US$900,000 and the other purchase agreement was for an order City Network Inc.-Taiwan sold to a separate customer of the Company in the amount of approximately NT$12.9 million or US$390,909.

      On June 21, 2005, City Network Inc.-Taiwan entered a settlement agreement with Rong-Dian and on June 29, 2005, the district court lifted the lawsuit against us. In the June 2005 settlement agreement, City Network
      Inc.-Taiwan  agreed  to pay  Rong-Dian  a total of  approximately  NT$40.2 million or US$1.2 million, to cover the full amount City Network Inc.-Taiwan owed under the two purchase agreements. In August 2005, City Network Inc.-Taiwan paid Rong-Dian approximately NT$12.9 million or US$390,909 of the total amount owed upon receipt of such amount from our customer. City Network Inc.-Taiwan intends to pay the balance of approximately NT$27.3 million or US$827,272 to Rong-Dian in 54 separate checks, issued and payable by Tai-Wang Technology Co., Ltd. These checks will be in increments of NT$500,000 or US$15,910 and payable for 53 consecutive months, beginning on August 10, 2005 with the last and 54th payment being in the amount of NT$813,003 or US$25,870 instead of
      NT$500,000 or US$15,910. To date approximately NT$2.5 million, or approximately US$76,000, has been paid on this liability.

      Pursuant to the June 2005 settlement agreement, City Network Inc.-Taiwan agreed to pay Rong-Dian the balance of NT$27.3 million in monthly payments. However, as a result of its relationship with Tai-Wang and the fact that Tai-Wang is the vendor who introduced City Network Inc.-Taiwan to Rong-Dian, Tai-Wang assumed the responsibility for the payment of NT$27.3 million or US$827,272 to Rong-Dian. Tai-Wang wrote each monthly check in advance and thereafter provided all 54 checks to Rong-Dian. Rong-Dian will cash one check each month until it receives payment of the full NT$27.3 million. However, as Tai-Wang has no written obligation with City Network Inc.-Taiwan to make each monthly payment, beyond an oral promise to do so, there is no assurance that each monthly check will be properly cashed by Rong-Dian. Therefore the Company continues to report the total liability to Rong-Dian. As each payment is successfully paid by Tai-Wang the Company will reduce the liability accordingly and recognize other income as the benefit provided by Tai-Wang.

      Additionally, as part of the June 2005 settlement agreement, we secured our obligation that Tai-Wang would pay Rong-Dian the outstanding balance of NT$27.3 million or US$827,272 by giving Rong-Dian a first priority mortgage on certain property including lots 701-4 and 701-6 in Jay-hou-xiao-duan, Xi-zhi Duan, Xixhi City, Taipei County, Taiwan. The value of the first priority mortgage on the property is approximately NT$27.3 million or US$827,272, the aggregate amount owed to Rong-Dian. City Network Inc.-Taiwan agreed with Rong Dian that this mortgage will expire in 2010.

      Shanghai Bank - On January 24, 2005, Shanghai Commercial and Savings Bank ("Shanghai Bank") filed a lawsuit with the Taipei District Court against the Company claiming approximately NT$12 million or approximately US$387,000 for the payment of an unpaid purchase price for goods. The Company purchased such goods from Chin Shin and Chin Shin assigned the account receivable to Shanghai Bank. As such, Shanghai Bank sued the Company for the payment of those goods. However,the Company returned the said goods because they were defective.

      On November 24, 2005, the Company entered a settlement agreement with Shanghai Bank and the district court lifted the lawsuit against the Company. In the settlement agreement, the City Network Inc.- Taiwan agreed to pay Shanghai Bank a total of NT$5,100,000 or US$ 155,244. In December 2005, City Network, Inc.- Taiwan paid Shanghai Bank NT$1,100,000 or US$33,484. City Network, Inc.- Taiwan intends to pay the balance of NT$4,000,000 or US$121,760 to Shanghai Bank in 4 separate checks. These checks will be payable for each 2 months, beginning on February 25, 2006. To date NT$2,100,000 or US $63,924 has been paid on this liability.

NOTE S- GOING CONCERN

      The Company has suffered recurring losses from operations, cash deficiencies and the inability to meet its maturing obligations without borrowing from related parties and restructuring debts. These issues may raise substantial concern about its ability to continue as a going concern.

      Management has prepared the following statement to address these and other concerns:

      The Company is currently engaged in discussions with a number of companies regarding strategic acquisitions or potential financings. Although these discussions are ongoing, there can be no assurance that any of these discussions will result in actual acquisitions or a completed financing for the Company.

NOTE T - SUBSEQUENT EVENTS

      On January 24, 2006, City Network, Inc. - Taiwan (the "Purchaser"), entered into a Purchase and Sale Agreement with Wang, Rong-Zong (the "Seller") pursuant to which the Purchaser agreed to purchase and the Seller agreed to sell property located in the City of Tou-Liu, Yun-Lin County, including Lots 38-436, 37-126 and 37-125, and otherwise known as Building B, #222, Chunghwa Rd., Tou-Liu City, Yun-Lin County, Taiwan ROC, for an aggregate purchase price equal to approximately $2 million (NTD 64,000,000). The aggregate purchase price is payable in four installments as follows: (i) $312,940 (NTD 10,000,000), (ii) $250,352 (NTD 8,000,000),
      (iii) $190,738 (NTD 6,100,000) and (iv) $1.25 million (NTD 39,900,000).

      As of the date hereof, the Purchaser has paid the first and second payments to the Seller for a total amount equal to approximately $562,000 (NTD 18,000,000). The Purchaser will pay the third payment to the Seller after payment, by the Seller, of the outstanding property taxes on the land. The Purchaser will pay the final payment to the Seller upon receipt of a mortgage in the amount of approximately $1.25 million (NTD
      39,900,000). On January 23, 2006, the Purchaser was approved for a mortgage in the amount of approximately $1.25 million (NTD 39,900,000) by Hua Nan Commercial Bank but the Purchaser has not yet received the cash amount of the mortgage.

      On January 24, 2006, the Purchaser issued a check to the Seller in the amount of approximately $1.25 million (NTD 39,900,000) as a guarantee of the Purchaser's payment of the outstanding purchase price (the "Guarantee"). The Seller agreed to return the Guarantee to the Purchaser upon the Purchaser's receipt of the full mortgage and the Seller's receipt of the outstanding purchase price.


                                     ******

                       CITY NETWORK INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                   September 30, 2006      December 31, 2005
                                                   ------------------      -----------------
                                                       (Unaudited)           (As Adjusted)
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                            $    41,429            $   853,964
  Accounts receivable, net                                 851,702              4,341,218
  Inventories                                              645,282                252,608
  Other receivables                                      1,243,939                234,176
  Prepayment                                             1,105,685              3,451,482
  Short-term assets - discountinued operation                   --                530,073
                                                       -----------            -----------
      TOTAL CURRENT ASSETS                               3,888,037              9,663,521
                                                       -----------            -----------

PROPERTY, PLANT AND EQUIPMENT                            4,085,259              2,243,214
                                                       -----------            -----------
OTHER ASSETS:
  Deposits                                                 123,388                180,915
  Cash held for compensating balances                           --              1,380,992
  Intangible assets                                        865,679                925,074
  Deferred assets                                          334,585                148,208
  Equity in net assets of affilaiated company              728,769                790,842
  Other assets - discountinued operation                        --                322,664
                                                       -----------            -----------
      TOTAL OTHER ASSETS                                 2,052,421              3,748,695
                                                       -----------            -----------

TOTAL ASSETS                                           $10,025,717            $15,655,430
                                                       ===========            ===========

                       CITY NETWORK INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                         September 30, 2006      December 31, 2005
                                                         ------------------      -----------------
                                                             (Unaudited)           (As Adjusted)
                      LIABILITIIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                      $  1,269,906           $  1,342,037
  Convertible note payable, net                                        --                250,000
  Due to related party                                          1,199,083              1,131,494
  Deferred revenue                                                  8,083              3,027,079
  Current portion, long-term debt                               2,007,499              4,220,230
  Short-term liabilities - discountinued operation                     --                301,165
                                                             ------------           ------------
      TOTAL CURRENT LIABILITIES                                 4,484,571             10,272,005
                                                             ------------           ------------

NON-CURRENT LIABILITIES:
  Convertible note payable, net                                   545,000                     --
  Long-term debt, net of current portion                        3,532,466                572,668
                                                             ------------           ------------
      TOTAL NON-CURRENT LIABILITIES                             4,077,466                572,668

TOTAL LIABILITIES                                               8,562,037             10,844,673
                                                             ------------           ------------

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 100,000,000 shares
   authorized, 32,967,183 shares issued outstanding
   at June 30, 2006 and December 31, 2005                          32,967                 32,967
  Additional paid in capital                                    6,282,979              6,157,479
  Other comprehensive income                                      435,265                366,384
  Accumulated deficit                                          (5,287,531)            (1,746,073)
                                                             ------------           ------------
      TOTAL CAPITAL AND RETAINED DEFICIT                        1,463,680              4,810,757

      Less: cost of treasury stock                                     --                     --
                                                             ------------           ------------

Total Stockholders' Equity                                      1,463,680              4,810,757
                                                             ------------           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 10,025,717           $ 15,655,430
                                                             ============           ============

                       CITY NETWORK, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                Three Months Ended September 30,      Nine Months Ended September 30,
                                                -------------------------------       -------------------------------
                                                    2006               2005               2006               2005
                                                ------------       ------------       ------------       ------------
                                                                   (As Adjusted)                         (As Adjusted)
Sales, net                                      $  3,916,705       $  3,784,392       $  7,095,525       $  8,677,108

Cost of sales                                      4,369,434          3,427,726          7,222,052          8,060,736
                                                ------------       ------------       ------------       ------------

      Gross Profit                                  (452,729)           356,666           (126,527)           616,372

General and administrative expenses                1,046,465            483,047          1,892,877          1,131,776
                                                ------------       ------------       ------------       ------------

      Income (loss) from operations               (1,499,194)          (126,381)        (2,019,404)          (515,404)
                                                ------------       ------------       ------------       ------------
Other (Income) Expense
  Interest income                                    (19,133)            (3,543)           (20,317)            (5,598)
  Rental income                                          340            (46,575)           (61,720)          (142,155)
  Commission income                                      544                303            (98,752)           (35,488)
  (Gain) Loss on currency exchange                       (68)            (1,346)            12,400             11,889
  Other income                                        (1,601)           (31,938)          (117,612)           (88,177)
  Reserve for bad debt                             1,220,630             (5,900)         1,258,171            690,254
  Equity in earnings of investee                     110,033             15,870             62,072             25,993
  Loss on  physical inventory                           (234)                --             42,660                 --
  Miscellaneous                                      204,905             (3,704)           210,197              8,953
  (Gain) Loss on sale of fixed assets                      5               (679)              (719)             79301
  Interest expense                                    49,338             22,934            171,296            104,230
                                                ------------       ------------       ------------       ------------

      Total other (income) expense                 1,564,759            (54,578)         1,457,676            649,202
                                                ------------       ------------       ------------       ------------

      Income (Loss) before income taxes           (3,063,953)           (71,803)        (3,477,080)        (1,164,606)

Provision for income taxes                                --                161                 --                339
                                                ------------       ------------       ------------       ------------

Loss from continuing operation                    (3,063,953)           (71,964)        (3,477,080)        (1,164,945)
                                                ------------       ------------       ------------       ------------

Income (Loss) from discontinued operation             10,983            (25,313)            31,275            (75,938)
Loss on disposal of discontinued operation           (95,653)                --            (95,653)                --
                                                ------------       ------------       ------------       ------------

Net loss                                        $ (3,148,623)      $    (97,277)      $ (3,541,458)      $ (1,240,883)
                                                ============       ============       ============       ============

Income (Loss) per share - basic and diluted     $      (0.11)      $         --       $      (0.12)      $      (0.04)
                                                ============       ============       ============       ============
  Continuing operationgs - basic and diluted    $      (0.11)      $         --       $      (0.12)      $      (0.04)
                                                ============       ============       ============       ============
  Discontinued operation - basic and diluted    $         --       $         --       $         --       $         --
                                                ============       ============       ============       ============
Weighted average number of shares
  Basic                                           28,521,728         27,925,720         28,521,728         27,925,720
  Diluted                                         28,521,728         27,925,720         28,521,728         27,925,720

                       CITY NETWORK, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                  Nine Months Ended September 30,
                                                                                 ---------------------------------
                                                                                    2006                  2005
                                                                                 -----------           -----------
                                                                                                       (As Ajusted)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                              $(3,541,458)          $(1,316,821)
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
     Depreciation and amortization                                                   143,084               134,330
     Equity in earnings of investee                                                   62,072                25,993
     Bad debt                                                                      1,258,171                    --
     (Gain) Losses on disposal of fixed assets                                          (720)               79,301
     Loss on physical inventory                                                       42,660                    --
     Loss (Gain) on foreign currency exchange                                             --                11,889
     (Income) Loss from discontinued operation                                       (31,275)               75,938
     Loss on disposal of discontinued operation                                       95,653                    --
     Decrease (Increase) in receivables                                            2,273,493               196,964
     Decrease (Increase) in other receivables                                       (995,120)             (127,674)
     Decrease (Increase) in inventory                                               (445,297)             (163,945)
     Decrease (Increase) in construction in progress                                      --              (234,760)
     Decrease (Increase) in prepayment and other current assets                    1,937,705            (1,685,953)
     Increase (Decrease) in accounts payable and accrued expenses                    419,506            (1,944,445)
     (Decrease) Increase in deferred revenue                                              --             2,879,030
     (Decrease) Increase in other liabilities                                     (3,102,747)             (109,090)
     Cash provided by (used in) operating activities - discontinued operation        525,788               333,789
                                                                                 -----------           -----------
         Total Adjustments                                                         2,182,973              (528,633)
                                                                                 -----------           -----------

         Net cash provided by (used in) operating activities                      (1,358,485)           (1,845,454)
                                                                                 -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from disposal of investment                                               200,000                    --
  Proceeds from disposal of property, plant and equipment                             42,608               397,222
  Purchase on investment                                                                  --                    --
  Purchases of property, plant and equipment                                      (1,688,671)             (193,310)
  Decrease (Increase) in deposit                                                      57,452                23,443
  Increase in short-term investments                                                      --                    --
  Payment on deferred assets                                                        (150,253)                   --
  Decrease in other assets                                                         1,400,047                    --
  Cash used in operating activities - discontinued operation                        (327,116)           (1,434,988)
                                                                                 -----------           -----------

         Net cash provided by (used in) investing activities                        (465,933)           (1,207,633)
                                                                                 -----------           -----------

                       CITY NETWORK, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                            Nine Months Ended September 30,
                                                                           ---------------------------------
                                                                              2006                  2005
                                                                           -----------           -----------
                                                                                                (As Adjusted)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term borrowings                                      $ 3,871,909           $ 6,545,154
  Payment on notes payable                                                  (6,101,032)           (5,773,762)
  Payment of loan from related party                                                --                (6,293)
  Loan from related party                                                      406,920               710,815
  Proceeds from long-term debts                                              3,025,514               125,000
                                                                           -----------           -----------

         Net cash provided by (used in) financing activities                 1,203,311             1,600,914
                                                                           -----------           -----------

Effect of exchange rate change on cash                                        (194,011)              268,055

Net change in cash and cash equivalents                                       (815,158)           (1,184,118)
                                                                           -----------           -----------

Cash and cash equivalents at beginning of year                                 853,964             2,007,970
Cash and cash equivalents at beginning of year - discontinued operation          2,623                 2,674
                                                                           -----------           -----------

Cash and cash equivalents at end of year                                   $    41,429           $   826,526
                                                                           ===========           ===========
Components of cash and cash equivalents, end of period
  From discontinued operation                                              $        --           $     1,093
  From continuing operations                                                    41,429               825,433

Supplemental cash flows disclosures:
  Income tax payments                                                      $        --           $       178
                                                                           ===========           ===========
  Interest payments                                                        $   146,506           $    99,859
                                                                           ===========           ===========

                       CITY NETWORK, INC. AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                       September 30, 2006      December 31, 2005
                                                                       ------------------      -----------------
                                                                           (Unaudited)           (As Adjusted)
Common stock, number of shares
  Balance at beginning of period                                            32,967,183             27,500,000
  Common stock issued                                                               --              5,467,183
                                                                          ------------           ------------

  Balance at end of period                                                  32,967,183             32,967,183
                                                                          ------------           ------------
Treasury stock, number of shares
  Balance at beginning of period                                             4,445,455                     --
  Treasury stock acquired                                                           --              4,445,455
                                                                          ------------           ------------

  Balance at end of period                                                   4,445,455              4,445,455
                                                                          ------------           ------------
Common stock, par value $.001
  Balance at beginning of period                                          $     32,967           $     27,500
  Common stock issued                                                               --                  5,467
                                                                          ------------           ------------

  Balance at end of period                                                      32,967                 32,967
                                                                          ------------           ------------
Additional paid in capital
  Balance at beginning of period                                             6,157,479              5,937,946
  Issuance of stock                                                                 --                219,533
  Deemed interest due to warrants issued related to convertible notes          125,500                     --
                                                                          ------------           ------------

  Balance at end of period                                                   6,282,979              6,157,479
                                                                          ------------           ------------
Other comprehensive income
  Balance at beginning of period                                               366,384                142,453
  Foreign currency translation                                                  68,881                223,931
                                                                          ------------           ------------

  Balance at end of period                                                     435,265                366,384
                                                                          ------------           ------------
Retained earnings (deficits)
  Balance at beginning of period                                            (1,746,073)              (712,383)
  Net income (loss)                                                         (3,541,458)            (1,033,690)
                                                                          ------------           ------------

  Balance at end of period                                                  (5,287,531)            (1,746,073)
                                                                          ------------           ------------

Less: Cost of treasury stock                                                         0                      0
                                                                          ------------           ------------

Total stockholders' equity at end of period                               $  1,463,680           $  4,810,757
                                                                          ============           ============

                       CITY NETWORK, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                   (UNAUDITED)

NOTE A - ORGANIZATION

     City Network, Inc., formerly Investment Agents, Inc., was incorporated on August 8, 1996 under the laws of the State of Nevada. City Network Technology, Inc., formerly Gelcrest Investments Limited, was incorporated under the laws of the British Virgin Islands on March 1, 2002. City Network, Inc. -Taiwan, formerly City Engineering, Inc., was incorporated under the laws of Republic of China on September 6, 1994. City Network, Inc. owns 100% of the capital stock of City Network Technology, Inc., and City Network Technology, Inc. owns 100% of the capital stock of City Network, Inc. - Taiwan. Collectively the three corporations are referred to herein as the "Company".

     The Company designs, manufactures and markets a comprehensive line of broadband communication and wireless Internet access products and solutions. Also, the broadband communication product line includes VOIP, GUI-based remote management and routing technology software packages for simplified setup, extensive network management and global network connectivity capabilities, home PNA and xDSL broadband access equipment, ADSL/VDSL ACCESS DEVICES, HPNA ACCESS DEVICES, FTTB (Fiber to the Building) and FTTH (Fiber to the Home), PCMCIA cards and USB adapters. The other wireless Internet access solutions are used in both individual and corporate.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     UNAUDITED INTERIM FINANCIAL INFORMATION

     The accompanying financial statements have been prepared by City Network, Inc., pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") Form 10-QSB and Item 310 of Regulation S-B and generally accepted accounting principles for interim financial reporting. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary for a fair presentation of the statement of financial position, operations, and cash flows for the periods presented. Operating results for the nine months ended September 30, 2006 and 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006, or any future period, due to seasonal and other factors. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting policies have been omitted in accordance with the rules and regulations  of the  SEC.  These  financial  statements  should  be read in conjunction with the audited consolidated financial statements and accompanying notes, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

     DISCONTINUED OPERATION

     On August 31, 2006, the Company sold its 100% interest in City Construction, Inc by entered into an agreement with two individuals (the Buyer). The Company sold its 100% interest in City Construction to the buyer for $200,000. The assets sold consisted primarily of cash, trade accounts receivable, short-term investments, construction-in-progress, and other current assets. The buyer also assumed all the outstanding debts of City Construction. The control of City Construction has been officially taken over by the Buyer based on the fact that the full amount of consideration of $200,000 has been received by the Company, the application of changing ownership signed by both parties has been filed with a relevant government agency, and the share certificate of City Construction has been surrendered to the Buyer.

     Under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (FAS 144), the financial results of City Construction are classified as discontinued operations in the accompanying Consolidated Statements of Earnings for all periods presented.

     Operating results of the discontinued operations which excluded loss on disposal were as follows:

                       Three Months Ended September 30,       Nine Months Ended September 30,
                       --------------------------------       -------------------------------
                           2006                2005              2006                2005
                        ----------          ---------         ----------          ----------
     Net sales          $  269,408          $       --        $1,042,642          $       --
     Total revenues        269,408                  --         1,042,642                  --
     Pretax income          10,983             (25,313)           31,275             (75,938)

     As of December 31, 2005, assets and liabilities of the Company's discontinued operations were classified as held for sales in the accompanying Consolidated Balance Sheet under the following captions:
     Short-term assets- discontinued operation, Long-term assets- discontinued operation, short-term liabilities- discontinued operation, and Long-term liabilities- discontinued operation. The discontinued assets and liabilities at December 31, 2005 were composed of as follows:

                                                                  December 31,
                                                                     2005
                                                                   --------
     Short-term assets -- discontinued operation
       Cash                                                        $  2,623
       Trade receivables                                             29,892
       Other receivables                                              7,128
       Construction in progress                                     441,891
       Prepayment                                                    48,539
                                                                   --------
           Total                                                    530,073

     Other assets -- discontinued operation
       Deposits                                                     322,664
                                                                   --------

           Total assets -- discontinued operation                   $852,737
                                                                   ========
     Short-term liabilities -- discontinued operation
       Accounts payable and accrued expense                        $129,830
       Deferred revenue                                             171,335
                                                                   --------
           Total liabilities                                       $301,165
                                                                   ========

     The Company assessed the loss on disposal of discontinued operation as follows:

     Carrying value of investment in City Construction
      at August 30, 2006                                           $295,653
     Proceeds expected to receive                                   200,000
                                                                   --------

     Disposal expense                                                     0
                                                                   --------

     Loss on disposal of discontinued operation                    $ 95,653
                                                                   ========

     REVENUE RECOGNITION

     Revenue from sales of products to customers is recognized upon shipment or when title passes to customers based on the terms of the sales, and is recorded net of returns, discounts and allowances. Service income is recognized as the related services are provided pursuant to the terms of the service agreement.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of City Network, Inc., and its wholly owned subsidiaries City Network Technology, Inc. and its wholly owned subsidiaries, City Network, Inc. - Taiwan, collectively referred to within as the Company. All material intercompany accounts, transactions and profits have been eliminated in consolidation.

     FINANCIAL STATEMENT PRESENTATION

     Certain changes to the 2005 financial statements have been made to conform to the 2006 financial statement format.

     RISKS AND UNCERTAINTIES

     The Company is subject to substantial risks from, among other things, intense competition from the providers of broadband products, services and the telecommunication industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, and the volatility of public markets.

     CONTINGENCIES

     Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

     If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

     Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company has made an allowance for doubtful accounts for trade receivables based on a combination of write-off history, aging analysis, and any specific known troubled accounts.

     FIXED ASSETS

     Property and equipment are stated at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, or the remaining term of the lease, as follows:

             Furniture and Fixtures                       5 years
             Equipment                                    5 years
             Computer Hardware and Software               3 years
             Building and Improvements                   50 years

     INTANGIBLE ASSETS

     Effective July 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 required an initial impairment assessment involving a comparison of the fair value of trademarks, patents and other intangible assets to current carrying value. No impairment loss was recognized for the nine months period ended September 30, 2006. Trademarks and other intangible assets determined to have indefinite useful lives are not amortized. The Company tests such trademarks and other intangible assets with indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that an asset might be impaired. Trademarks and other intangible assets determined to have definite lives are amortized over their useful lives or the life of the trademark and other intangible asset, whichever is less.

     EXCHANGE GAIN (LOSS)

     As of September 30, 2006 and 2005, the transactions of City Network, Inc. - Taiwan and City Construction were denominated in a foreign currency and are recorded in New Taiwan Dollars ("NTD"), at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

     TRANSLATION ADJUSTMENT

     The accounts of City Network, Inc.- Taiwan was maintained, and its financial statements were expressed, in New Taiwan Dollars (NTD). Such financial statements were translated into U.S. Dollars (USD) in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder's equity are
     translated  at  the  historical   rates  and  income  statement  items  are
     translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders' equity.

     As of September 30, 2006 and December 31, 2005 the exchange rates between NTD and the USD were NTD$1=USD$0.03023 and NTD$1=USD$0.03044, respectively. The weighted-average rates of exchange between NTD and USD were NTD$1=USD$0.03086 and NTD$1=USD$0.03117 for the period (year) ended September 30, 2006 and December 31, 2005, respectively. Total translation adjustment recognized as of September 30, 2006 and December 31, 2005 is $435,265 and $366,384, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Our Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including accounts receivable (trade and related party), notes receivable and accounts payable (trade and related party), and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts owed for long-term debt and revolving credit facility also approximate fair value because interest rates and terms offered to the Company are at current market rates.

     STATEMENT OF CASH FLOWS

     In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts
     receivable   through  credit   approvals,   credit  limits  and  monitoring
     procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un-collectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

     INVENTORY

     Inventory is valued at the lower of cost or market. Cost is determined on the weighted average method. As of September 30, 2006, inventory consisted only of finished goods.

     PRODUCT WARRANTIES

     The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Future costs for warranties applicable to revenue recognized in the current period are charged to cost of revenue. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligation based on anticipated expenditures over the balance of the obligation period. Adjustments are made when accrual warranty claim experience differs from estimate.

     LONG-TERM EQUITY INVESTMENTS

     Long-term equity investments are accounted for by the equity method when the Company and its subsidiaries owns 20% or more of the investee's voting shares, or less than 20% of investee's voting shares but is able to exercise significant influence over the investee's operation and financial polices, but not more then 50%. All other long-term equity investments are accounted for by either the lower-of-cost-or-market method or cost method.

     For long-term equity investments accounted for under the equity method related to investee's that are publicly listed companies, unrealized losses resulting from declines in the market value below cost are recorded as a separate component of stockholders' equity.

     For long-term equity investments in non-listed companies accounted for under the cost method, investments are stated at original cost. A write-down of the investment balance to earnings is taken only if it is determined that there is a permanent decline in the investment's value. Stock dividends do not result in the recognition of investment income.

     For long-term equity investments accounted for by the equity method, the investment is initially recorded at cost, then reduced by dividends and increased or decreased by investor's proportionate share of the investee's net earnings or loss.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

     ADVERTISING

     Advertising costs are expensed in the year incurred.

     INCOME TAXES

     Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

     Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, "Accounting for Income Taxes". As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     DEFERRED OFFERING COSTS AND DISCOUNT TO CONVERTIBLE NOTES

     The Company accounts for offering cost incurred in the private placements as deferred expense and amortizes it over the economic life of these convertible notes. In accordance with APB No. 14, the Company accounts for the fair value of warrants and beneficial conversion feature resulting from issuing convertible notes as discount to these convertible notes and amortizes the discount over the economic life of these convertible notes.

     EARNINGS PER SHARE

     The Company uses SFAS No. 128, "Earnings Per Share", for calculating the basic and diluted earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share are computed similar to basic earnings per share except that the denominator is increased to include common stock equivalents, if any, as if the potential common shares had been issued.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

     On January 1, 2002, the Company adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. There have been no such impairments to date.

     NEW ACCOUNTING PRONOUNCEMENTS

     In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This

     Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The company is currently evaluating the provisions of FIN 48.

     In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurement, which provides guidance for applying the definition of fair value to various accounting pronouncements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the provisions of SFAS 157.

     In September 2006, the FASB also issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans. SFAS 158 amends SFAS 87, 88, 106, and 132R, and requires employers to recognize the overfunded or underfunded status of defined benefit postretirement plans as an asset or liability in its statement of financial position. SFAS No. 158 is effective as of the end of fiscal years ending after December 15, 2006. SFAS 158 is not applicable to the Company, as it does not have a defined benefit pension plan.

     In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin 108 ("SAB 108"), Considering the Effect of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, that addresses how uncorrected errors in previous years should be considered when quantifying errors in the current year financial statements. SAB 108 is effective for fiscal years ending November 15, 2006 and, upon adoption, companies are allowed to record the effects as a cumulative-effect adjustment to retained earnings. The Company will adopt SAB 108 for its fiscal year ending December 31, 2006 and is assessing what impact, if any, the adoption of SAB 108 will have on its financial position and results of operations.

NOTE C - CONCENTRATION

     The Company had two major customers during the nine months ended September 30, 2006. Sales to these customers were approximately $4,729,821. Those customers comprise 67% of the total sales during the nine months ended
     September 30, 2006. Included in accounts receivable is approximately $1,510,549 from these customers as of September 30, 2006.

NOTE D - CASH

     The Company maintains its cash balances at various banks in Taiwan. The balances are insured by the Central Deposit Insurance Corporation (CDIC) up to approximately $30,230. As of September 30, 2006, there was $0 in uninsured balances held at these banks.

NOTE E - FIXED ASSETS

     Fixed assets consist of the following:

                                      September 30, 2006       December 31, 2005
                                      ------------------       -----------------
     Land                                $ 3,258,939              $ 1,909,023
     Building and improvements               584,180                       --
     Other equipment                         481,374                  525,077
                                         -----------              -----------
                                         $ 4,324,493              $ 2,434,100

     Accumulated depreciation               (239,234)                (190,886)
                                         -----------              -----------

                                         $ 4,085,259              $ 2,243,214
                                         ===========              ===========

NOTE F - INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                     September 30, 2006        December 31, 2005
                                     ------------------        -----------------
     Trademarks                          $     2,207              $     2,222
     Intangible asset                      1,058,050                1,065,400
                                         -----------              -----------
                                         $ 1,055,843              $ 1,067,622

     Accumulated amortization               (190,164)                (142,548)
                                         -----------              -----------

                                         $   865,679              $   925,074
                                         ===========              ===========

NOTE G - COMMITMENTS

     Operating Leases - The Company leases office facilities under operating leases that terminate on various dates. Rental expense for these leases consisted of $24,815 for the nine months ended September 30, 2006. The Company has future minimum lease obligations as follows:

           Twelve-month ended
             September 30,                  Amount
             -------------                  ------
                2007                       $27,207
                                           -------
                Total                      $27,207
                                           =======

NOTE H - LONG-TERM INVESTMENT

     On August 31, 2003 the Company purchased approximately twenty-five percent (25%) of Beijing Putain Hexin Network Technology Co., Ltd for $325,000. On December 4, 2003 the Company purchased an additional fifteen percent (15%) for $398,500. Beijing Putain Hexin Network Technology Co., Ltd is not publicly traded or listed. The Company is using the complete equity method to record its share of the subsidiary's net income and loss. As of September 30, 2006, the Company recognized a loss of $62,072 from their acquisition.

NOTE I - COMPENSATED ABSENCES

     Employees earn annual vacation leave at the rate of seven (7) days per year for the first three years. Upon completion of the third year of employment, employees earn annual vacation leave at the rate of ten (10) days per year for years four through five. Upon completion of the fifth year of employment, employees earn annual vacation leave at the rate of fourteen
     (14) days per year for years six through ten. Upon completion of the tenth year of employment, one (1) additional day for each additional year, until it reaches thirty (30) days per year. At termination, employees are paid for any accumulated annual vacation leave. As of September 30, 2006 vacation liability existed in the amount of $0.

NOTE J - INCOME TAXES

     Total Federal and State income tax expense for the nine months ended September 30, 2006 and 2005 were both amounted to $0. For the nine months ended September 30, 2006 and 2005, there is no difference between the federal statutory tax rate and the effective tax rate.

     The following is a reconciliation of income tax expense:

      09/30/06         U.S.           State         International        Total
      --------         ----           -----         -------------        -----
      Current         $    0          $    0           $    0           $    0
      Deferred             0               0                0                0
                      ------          ------           ------           ------

      Total           $    0          $    0           $    0           $    0
                      ======          ======           ======           ======

      09/30/05         U.S.           State         International        Total
      --------         ----           -----         -------------        -----
      Current         $    0          $    0           $  178           $  178
      Deferred             0               0                0                0
                      ------          ------           ------           ------

      Total           $    0          $    0           $  178           $  178
                      ======          ======           ======           ======

     Reconciliation of the differences between the statutory U.S. Federal income tax rate and the effective rate is as follows:

                                              09/30/06            09/30/05
                                              --------            --------
      Federal statutory tax rate                   34%                 34%
      State, net of federal benefit                 0%                  0%
                                               ------              ------

      Effective tax rate                           34%                 34%
                                               ======              ======

NOTE K - OTHER COMPREHENSIVE INCOME

     Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders' equity, at September 30, 2006 and December 31, 2005 are as follows:

                                     Foreign Currency        Accumulated Other
                                   Translation Adjustment   Comprehensive Income
                                   ----------------------   --------------------
     Balance at December 31, 2004        $142,453                 $142,453
     Change for 2005                     $223,931                 $223,931
                                         --------                 --------

     Balance at December 31, 2005        $366,384                 $366,384
     Change for 2006                     $ 68,881                 $ 68,881
                                         --------                 --------

     Balance at September 30, 2006       $435,265                 $435,265
                                         ========                 ========

NOTE L - CONVERTIBLE NOTES

     On June 30, 2006, the Company sold a $400,000 convertible promissory note to Cornell Capital Partners, LP. The notes bears interest at 7% per annum and will mature two years after issuance. A 20% redemption premium on the principal amount of the Notes is due when they are redeemed, if the closing bid price of the common stock is less than the Fixed Conversion Price. The notes are convertible into Common Stock based on at the lower of (a)$0.268 per share or (b) ninety-five percent (95%) of the lowest volume weighted average price of the Common Stock, as reported by Bloomberg, LP, for the thirty (30) trading days preceding the conversion. The Company bears $247,550 of selling expenses. For the nine months ended September 30, 2006, the amortization of deferred offering cost was $30,944.

     In connection with this transaction, the Company issued to Cornell Capital Partners, LP a five-year warrant to purchase 1,000,000 shares of Common Stock at an exercises price of $0.001 per share. The Company estimated the fair value of the warrants attached to the promissory note at $120,000 by using Black-Scholes option pricing model. In accordance with EITF 00-27, the Company allocated the fair value of $120,000 to the warrants issued and the fair value of $280,000 to the convertible notes in accordance with relative fair value method. Based on the fair value of $280,000, the Company recognized the beneficial conversion feature of $0 in accordance with the market price of the Company's common stock on each issuing date. Consequently, the convertible note of $400,000 had a total discount of $120,000. As of September 30, 2006, $15,000 of the discount related to warrant and $0 of discount related to beneficial conversion feature have been amortized.

     On June 30, 2006, the Company amended and reissued the convertible notes (Original Notes) originally issued to Highgate House Funds, Ltd on August 17, 2005 and December 16, 2005 in the aggregrate principal amount of $250,000. Each note bears interest at 7% per annum and will mature two years after issuance.

     The above notes are secured by substantially all of the assets of the Company and its direct and indirect wholly-owned subsidiaries, City Technology, Inc., City Network, Inc.--Taiwan and City Construction Co., Ltd. The Company is currently in default of this security agreement (see Note M).

NOTE M - CONVERTIBLE NOTES SECURITY AGREEMENT DEFAULT

     On June 30, 2006, the Company sold a $400,000 convertible promissory note to Cornell Capital Partners, LP, and amended and reissued the convertible notes originally issued to Highgate House Funds, Ltd on August 17, 2005 and December 16, 2005 in the aggregate principal amount of $250,000 (Note L). These notes are secured by substantially all of the assets of the Company and its direct and indirect wholly-owned subsidiaries, City Technology, Inc., City Network, Inc.--Taiwan and City Construction Co., Ltd. However, on August 31, 2006, the Company sold its 100% interest in City
     Construction, Inc. without consent of the note holders. Based on the security agreement in connection with the above convertible notes, the note holders are entitled to receive all distribution with respect to the pledged property. As of September 30, 2006, and the date of this report, no such demand has been made.

NOTE N - SHARE-BASED PAYMENTS

     Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R. The Company recognized the share-based compensation cost based on the grant-date fair value estimated in accordance with the new provisions of SFAS No. 123R. As of September 30, 2006, the Company had outstanding warrants totaling 1,025,000 with an exercise price of $0.001 per share.

     The fair value for the share-based awards was estimated using the Black-Scholes option pricing model with the assumptions listed below:

                                                      September 30,
                                                  -----------------------
                                                  2006               2005
                                                  ----               ----
      Expected volatility                    47.66 - 81.79%           --%
      Weighted average volatility            47.66 - 81.79%           --%
      Expected life (years)                    3.0 - 5.0              --
      Risk free interest rate                 3.55 - 4.69%            --%

     A summary of stock warrants for the nine months ended September 30, 2006 is presented as follows:

                                                                        Weighted-
                                                         Weighted-       Average
                                                          Average       Remaining       Aggregrate
                                                         Exercise      Contractual      Intrinsic
           Stock Warrants                    Shares        Price      Term (Months)      (Values)
           --------------                    ------        -----      -------------      --------
     Outstanding at January 1, 2006           25,000      $ 0.001         19.33
     Granted                               1,000,000        0.001         60.00
     Exercised                                    --
     Forfeited or expired                         --
                                           ---------      -------        ------          --------
     Outstanding at September 30, 2006     1,025,000        0.001         56.00          $121,975
                                           =========      =======        ======          ========

     Exercisable at September 30, 2006     1,025,000      $ 0.001         56.00          $121,975
                                           =========      =======        ======          ========

NOTE O - DEBT

     At September 30, 2006 and December 31, 2005, the Company had notes payable outstanding in the aggregate amount of $5,539,965 and $ $4,792,898, respectively. The notes are secured by the Company real properties and time deposits. Payable as follows:

          September 30, 2006                                            December 31, 2005
          ------------------                                            -----------------
Note  payable  to  a  bank  in  Taiwan,                         Note  payable to a bank in Taiwan,
interest  at 4.022% per  annum,  due on                         interest at 3.838% per annum,  due
demand.                                       $ 2,007,499       by October 8, 2006                         $ 487,040

Note  payable  to  a  bank  in  Taiwan,                         Note  payable to a bank in Taiwan,
interest  at 3.30%  per  annum,  due by                         interest at 3.838% per annum,  due
April 4, 2021                                   1,541,730       by August 31, 2006                           913,200

Note  payable  to  a  bank  in  Taiwan,                         Note  payable to a bank in Taiwan,
interest  at 4.200% per  annum,  due by                         interest at 5.906% per annum,  due
January 24, 2012                                1,512,709       by September 28, 2006                        232,483

Note  payable  to  a   corporation   in                         Note  payable to a bank in Taiwan,
Taiwan,  no  interest,  due by February                         interest at 3.838% per annum,  due
10, 2010                                          478,027       by January 27, 2006                           45,660

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by February 3, 2006                           96,206

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by February 3, 2006                          123,693

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by February 17, 2006                         233,802

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by February 21, 2006                         219,739

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by February 25, 2006                          24,352

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by March 3, 2006                              69,950

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by March 24, 2006                            295,919

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by April 1, 2006                             279,553

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by April 21, 2006                            435,872

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by April 28, 2006                            422,811

                                                                Note  payable to a bank in Taiwan,
                                                                interest at 3.838% per annum,  due
                                                                by January 17, 2006                          339,950

                                                                Note payable to a  corporation  in
                                                                Taiwan,   no   interest,   due  by
                                                                February 10, 2010                            572,668
                                            -------------                                                -----------
Total                                         $ 5,539,965                                                $ 4,792,898

Current portion                               $ 2,007,499                                                $ 4,220,230
                                            -------------                                                -----------

Long-term portion                             $ 3,532,466                                                $   572,668
                                            =============                                                ===========

NOTE P - RELATED PARTY TRANSACTIONS

     Throughout the history of the Company, certain members of the Board of Directors and general management have made loans to the Company to cover operating expenses or operating deficiencies:

     Alice  Chen  -  As  of  September   30,   2006,   the  Company  has  a  non
     interest-bearing loan from Alice Chen, a shareholder of the Company, in the amount of $232,769.

     Stella  Tseng  -  As  of  September  30,  2006,   the  Company  has  a  non
     interest-bearing loan from Stella Tseng, a shareholder of the Company, in the amount of $966,314.

NOTE Q - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

     The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

NOTE R - LEGAL PROCEEDINGS

     The Company is party to certain litigation that has arisen in the normal course of its business and that of its subsidiary.

     Hwa-Ching - In August 2004, a customer closed business and did not pay the remaining balance due to City Network - Taiwan on outstanding receivables in the amount of NT$27,313,003 or US$837,690. City Network - Taiwan has filed criminal and civil litigation against the customer for fraud. The Company has recorded a reserve against this account in the amount of $660,538. This case is currently ongoing.

     In August 2004, City Network Inc.-Taiwan filed a lawsuit against the owner of Hwa-Ching Co., as well as the following eight individuals in Taiwan, alleging fraud for closing down Hwa-Ching Co. without payment for the delivered merchandise. City Network Inc.-Taiwan sought approximately NT$27 million or approximately US$830,000. In January 27 2006, the court reached a verdict and found three individuals guilty of fraud and another two individual not guilty. In connection to the litigation against the other three individuals, the court has not yet reached a verdict.

     In December 2004, the Company filed a lawsuit against Tain-Kang Co., a customer of Hwa-Ching Co. in Taipei District Court claiming damages owed to Hwa-Ching from Tain-Kang in the amount of approximately NT$5,796,000 or US$178,169 to cover the outstanding account payable owed by Hwa-Ching to the Company. In November 2005, Taipei District Court reached the judgment in favor of defendant. The Company filed appeal to Taiwan High Court. During the appeal, the Company reduced the claimed amount to NT$3,796,000 or US$116,689 due to Tain-Kang has provided the proof of payments of NT$2,000,000 in the court. To date, the court has not yet reached a verdict on this case.

     On October 10, 2004, RPPI International Ltd. (or Rong-Dian), a vendor of the Company, filed a lawsuit against City Network Inc.-Taiwan in the Taiwan Taipei district court of Taiwan, in Taipei, Taiwan, alleging breach of contract for two different purchase agreements that City Network Inc.-Taiwan entered with them and two third parties. Rong-Dian sought the aggregate amount of approximately NT$40.2 million or US$1.2 million for the alleged breaches. One purchase agreement was for an order that City Network Inc.-Taiwan sold to Hwa-Ching Co. in the amount of approximately NT$27.3 million or US$840,000 and the other purchase agreement was for an order City Network Inc.-Taiwan sold to a separate customer of the Company in the amount of approximately NT$12.9 million or US$396,546.

     On June 21, 2005, City Network Inc.-Taiwan entered a settlement agreement with Rong-Dian and on June 29, 2005, the district court lifted the lawsuit against us. In the June 2005 settlement agreement, City Network Inc.-Taiwan agreed to pay Rong-Dian a total of approximately NT$40.2 million or US$1.2 million, to cover the full amount City Network Inc.-Taiwan owed under the two purchase agreements. In August 2005, City Network Inc.-Taiwan paid Rong-Dian approximately NT$12.9 million or US$390,909 of the total amount owed upon receipt of such amount from our customer. City Network Inc. - Taiwan intends to pay the balance of approximately NT$27.3 million or US$840,000 to Rong-Dian in 54 separate checks, issued and payable by Tai-Wang Technology Co., Ltd. These checks will be in increments of NT$500,000 or US$15,370 and payable for 53 consecutive months, beginning on August 10, 2005 with the last and 54th payment being in the amount of NT$813,003 or US$24,992 instead of NT$500,000 or US$15,370. As of September 30, 2006, approximately NT$5 million, or approximately US$151,150, has been paid on this liability.

     Pursuant to the June 2005 settlement agreement, City Network Inc.-Taiwan agreed to pay Rong-Dian the balance of NT$27.3 million in monthly payments. However, as a result of its relationship with Tai-Wang and the fact that
     Tai-Wang is the vendor who introduced City Network Inc.-Taiwan to Rong-Dian, Tai-Wang assumed the responsibility for the payment of NT$27.3 million or US$827,272 to Rong-Dian. Tai-Wang wrote each monthly check in advance and thereafter provided all 54 checks to Rong-Dian. Rong-Dian will cash one check each month until it receives payment of the full NT$27.3 million. However, as Tai-Wang has no written obligation with City Network Inc.-Taiwan to make each monthly payment, beyond an oral promise to do so, there is no assurance that each monthly check will be properly cashed by Rong-Dian. Therefore the Company continues to report the total liability to Rong-Dian. As each payment is successfully paid by Tai-Wang the Company will reduce the liability accordingly and recognize other income as the benefit provided by Tai-Wang.

     Additionally, as part of the June 2005 settlement agreement, we secured our obligation that Tai-Wang would pay Rong-Dian the outstanding balance of NT$27.3 million or US$827,272 by giving Rong-Dian a first priority mortgage on certain property including lots 701-4 and 701-6 in Jay-hou-xiao-duan, Xi-zhi Duan, Xixhi City, Taipei County, Taiwan. The value of the first priority mortgage on the property is approximately NT$27.3 million or US$827,272, the aggregate amount owed to Rong-Dian. City Network Inc.-Taiwan agreed with Rong Dian that this mortgage will expire in 2010.

     Shanghai Bank - On January 24, 2005, Shanghai Commercial and Savings Bank ("Shanghai Bank") filed a lawsuit with the Taipei District Court against the Company claiming approximately NT$12 million or approximately US$387,000 for the payment of an unpaid purchase price for goods. The Company purchased such goods from Chin Shin and Chin Shin assigned the account receivable to Shanghai Bank. As such, Shanghai Bank sued the Company for the payment of those goods. However,the Company returned the said goods because they were defective.

     On November 24, 2005, the Company entered a settlement agreement with Shanghai Bank and the district court lifted the lawsuit against the Company. In the settlement agreement, the City Network Inc.- Taiwan agreed to pay Shanghai Bank a total of NT$5,100,000 or US$ 155,244. In December 2005, City Network, Inc.- Taiwan paid Shanghai Bank NT$1,100,000 or
     US$33,484. City Network, Inc.- Taiwan intends to pay the balance of NT$4,000,000 or US$121,760 to Shanghai Bank in 4 separate checks. These checks will be payable for each 2 months, beginning on February 25, 2006. As of September 30, 2006, NT$4,100,000 or US $123,943 has been paid on this liability.

NOTE S - GOING CONCERN

     The Company has suffered recurring losses from operations, cash deficiencies and the inability to meet its maturing obligations without borrowing from related parties and restructuring debts. These issues may raise substantial concern about its ability to continue as a going concern.

     Management has prepared the following statement to address these and other concerns:

     The Company is currently engaged in discussions with a number of companies regarding strategic acquisitions or potential financings. Although these discussions are ongoing, there can be no assurance that any of these discussions will result in actual acquisitions or a completed financing for the Company.

                                     ******

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered are as follows:

        SEC Registration Fee......................................... $112.87
        Printing and Engraving Expenses..............................
        Legal Fees and Expenses......................................
        Accounting Fees and Expenses.................................
        Total........................................................ $112.87

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502 of the Nevada General Corporation Law allows Nevada companies to indemnify their directors and officers against all expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law.

Our Articles of Incorporation and By Laws provide that we shall indemnify any person to the full extent permitted by the Nevada General Corporation Law (the "NGCL"). Section 78.7502 of the NGCL, relating to indemnification, is hereby incorporated herein by reference. We do not maintain Directors' and Officers' Insurance.

                     RECENT SALES OF UNREGISTERED SECURITIES

We made the following sale of our unregistered securities in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or, Rule 506 of Regulation D or Regulation S, promulgated under the Securities Act of 1933, as amended. We did not use underwriters.

On January 15, 2004, we issued 500,000 shares of our common stock at $1.44 per share pursuant to a private placement exempt from registration pursuant to Regulation S of the Securities Act. We received proceeds of $720,000 for this private placement. The shares are restricted and do not have registration rights. The offering price was negotiated with the shareholders at the time of the offering. Of the shareholders in this offering, Yun-Yi Tseng was subsequently appointed CFO and a director of our company.

On June 14, 2004, we issued 2,500,000 shares of our common stock in exchange for the conversion in full of a note and short term debt payables to third parties in the aggregate of $1,680,329. The note and short term debt payables were converted into shares of common stock at a price of approximately $0.672 per share. The shares are restricted and do not have registration rights. The conversion rate was fixed in the agreements governing the note and short term debt payables. Of the shareholders in this exchange, Yi-Min Ou, Mei-Ling Chen, and Ching-Yuan Liao were directors of the Company at the time of such exchange, and Yun-Yi Tseng was subsequently appointed CFO and a director of our company.

On August 10, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners and Highgate providing funding in the form of 7% Secured Convertible Debentures in the aggregate principal amount of $250,000. The secured convertible debentures are convertible into an aggregate of 946,970 shares of common stock at any time up to their maturity date. We also issued the holders of the secured convertible debentures a warrant to purchase up to an aggregate of 25,000 shares of common stock at an exercise price equal to $0.001 per share, subject to adjustment therein.

We also issued 44,455 shares of our common stock on August 10, 2005 to Monitor Capital, Inc., as placement agent for the shares of our common stock to be issued under the Standby Equity Distribution Agreement dated as of August 10, 2005 by and between Cornell Capital Partners and us, which was subsequently terminated.

On March 13, 2006, we entered into a Securities Purchase Agreement with Cornell Capital Partners providing funding in the form of 7% Secured Convertible Debentures in the aggregate principal amount of $650,000. The secured convertible debentures are convertible into an aggregate of 2,425,373 shares of common stock. In addition, Highgate retained the notes issued in the Securities Purchase Agreement dated as of August 10, 2005, which notes were amended and re-issued in secured convertible debentures in the principal amount of $250,000.

In connection with the issuance of the secured convertible debentures, and as consideration for Cornell Capital Partners' entry in the Securities Purchase Agreement dated as of March 13, 2006, we issued, on June 30, 2006, a common stock purchase warrant to Cornell Capital Partners, with an exercise price equal to $0.001 per share, subject to adjustment therein, to purchase 1,000,000 shares of our common stock, subject to adjustments as provided for in such warrant. This common stock purchase warrant expires on June 30, 2011.

                                    EXHIBITS

The following is a list of exhibits that are filed as a part of this Prospectus.

Exhibit
Number                                        Description

2.1 Exchange Agreement dated December 4, 2002 by and among City Network, Inc., the shareholders of City Network, Inc., Investment Agents, Inc., Pamela Ray Stinson, Raymond Robert Acha, and Joseph H. Panganiban (1)

3.1      Articles of Incorporation, as amended (2)

3.2      Certificate of Amendment to Articles of Incorporation (2)

3.3      Certificate of Amendment of the Articles of Incorporation (3)

3.4      Amended and Restated Bylaws (4)

5        Legal Opinion of Loeb & Loeb LLP*

10.1 Securities Purchase Agreement, dated as of August 10, 2005, by and between the Company and Highgate House Funds, Ltd. (5)

10.2 Standby Equity Distribution Agreement, dated as of August 10, 2005, by and between the Company and Cornell Capital Partners, L.P. ("Cornell Capital Partners") (5)

10.3 Investor Registration Rights Agreement, dated as of August 10, 2005, by and between the Company and Highgate House Funds, Ltd. (5)

10.4 Security Agreement, dated as of August 10, 2005, by and between the Company and Highgate House Funds, Ltd. (5)

10.5 Security Agreement, dated as of August 10, 2005, by and between City Technology, Inc. ("CTI") and Highgate House Funds, Ltd. (5)

10.6 Security Agreement, dated as of August 10, 2005, by and between City Network, Inc. - Taiwan and Highgate House Funds, Ltd. (5)

10.7 Security Agreement, dated as of August 10, 2005, by and between City Construction Co. Ltd. and Highgate House Funds, Ltd. (5)

10.8 Pledge and Escrow Agreement, dated as of August 10, 2005, by and among the Company, Highgate House Funds, Ltd and David Gonzalez, Esq., as escrow agent (5)

10.9 Secured Convertible Debentures, dated as of August 17, 2005, executed by the Company in favor of Highgate House Funds, Ltd. (5)

10.10 Warrant, dated as of August 17, 2005, to purchase up to 25,000 shares of Common Stock, executed by the Company in favor of Highgate House Funds, Ltd. (5)

10.11 Registration Rights Agreement, dated as of August 10, 2005, by and between the Company and Cornell Capital Partners (5)

10.12 Placement Agent Agreement, dated as of August 10, 2005 by and between the Company and Monitor Capital, Inc. (5)

10.13 Securities Purchase Agreement, dated as of March 13, 2006, by and between the Company and Cornell Capital Partners. (7)

10.14 Amendment to Securities Purchase Agreement, dated as of June 30, 2006, by and among the Company, Cornell Capital Partners and Highgate House Funds, Ltd.*

10.15 Investor Registration Rights Agreement, dated as of March 13, 2006, by and between the Company and Cornell Capital Partners.*

10.16 Security Agreement, dated as of June 30, 2006, by and among the Company, Cornell Capital Partners and Highgate House Funds, Ltd.*

10.17 Security Agreement, dated as of June 30, 2006, by and among City Technology, Inc., Cornell Capital Partners and Highgate House Funds, Ltd.*

10.18 Security Agreement, dated as of June 30, 2006, by and among City Network, Inc. - Taiwan, Cornell Capital Partners and Highgate House Funds, Ltd.*

10.19 Security Agreement, dated as of June 30, 2006, by and among City Construction Co. Ltd., Cornell Capital Partners and Highgate House Funds, Ltd.*

10.20 Amended and Restated Pledge and Escrow Agreement, dated as of June 30, 2006, by and among the Company, Highgate House Funds, Ltd., Cornell Capital Partners and David Gonzalez, Esq., as escrow agent.*

10.21 Secured Convertible Debentures, dated as of June 30, 2006, executed by the Company in favor of Cornell Capital Partners.*

10.22 Amended and Restated Secured Convertible Debenture, originally issued on August 17, 2005, executed in favor of Highgate House Funds, Ltd.*

10.23 Amended and Restated Secured Convertible Debenture, originally issued on December 16, 2005, executed in favor of Highgate House Funds, Ltd.*

10.24 Warrant, dated as of June 30, 2006, to purchase 1,000,000 shares of Common Stock, executed by the Company in favor of Cornell Capital Partners.*

10.25 Per her employment agreement, Alice Chen, the Chairman, President and Chief Executive Officer of the Company, receives a monthly salary of $3,200 with an additional performance based bonus.

10.26 Per his employment agreement, Chin-Yuan Liao, a director of the Company and manager of the Company's engineering department, receives a monthly salary of $2,500 with an additional performance based bonus.

14       Code of Ethics (6)

21       Subsidiaries of the Registrant (4)

23.1     Consent of Lichter, Yu & Associates*

23.2     Consent of Simon & Edward, LLP*

23.3     Consent of Loeb & Loeb LLP (included in the opinion filed as Exhibit 5)

24       Power of Attorney  (included  on  signature  page to this  Registration
         Statement)

----------
*    Filed herewith
(1) Previously filed with the SEC as an Exhibit to City Network's Form 8-K filed March 5, 2003, and incorporated herein by reference.
(2) Previously filed with the SEC as an Exhibit to City Network's Form SB-2 filed May 18, 2001, and incorporated herein by reference.
(3) Previously filed with the SEC as an Exhibit to City Network's Proxy Statement filed March 21, 2003, and incorporated herein by reference.
(4) Previously filed with the SEC as an Exhibit to City Network's Form 10-KSB filed April 15, 2005, and incorporated herein by reference.
(5) Previously filed with the SEC as an Exhibit to City Network's Form 10-QSB filed August 22, 2005, and incorporated herein by reference.
(6) Previously filed with the SEC as an Exhibit to City Network's Annual Report on Form 10-KSB filed June 16, 2003, and incorporated herein by reference.
(7) Previously filed with the SEC as an Exhibit to City Network's Form 8-K filed March 16, 2006, and incorporated here by reference.

                                  UNDERTAKINGS

               Undertaking Required by Item 512 of Regulation S B.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates stated.

                                 CITY NETWORK, INC.


February 13, 2007                By: /s/ Alice Chen
                                    --------------------------------------------
                                 Name:  Alice Chen
                                 Title: Chief Executive Officer


February 13, 2007                By: /s/ Yun-Yi Tseng
                                    --------------------------------------------
                                 Name:  Yun-Yi Tseng
                                 Title: Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tiao-Tsan Lai and Yun-Yi Tseng, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Name                                         Title                                 Date
          ----                                         -----                                 ----
/s/ Alice Chen
----------------------------            Director, Chairman and Chief Executive         February 13, 2007
Alice Chen                              Officer (Principal Executive Officer)

/s/ Yun-Yi Tseng
----------------------------            Director and Chief Financial Officer           February 13, 2007
Yun-Yi Tseng                            (Principal Accounting Officer)

/s/ Chin-Yuan Liao
----------------------------            Director                                       February 13, 2007
Chin-Yuan Liao

/s/ I-Min Oun
----------------------------            Director                                       February 13, 2007
I-Min Oun

/s/ Mei-Chu Lai
----------------------------            Director                                       February 13, 2007
Mei-Chu Lai

/s/ Kao-Yu Hung
----------------------------            Director                                       February 13, 2007
Kao-Yu Hung

/s/ Chung Chich Lin
----------------------------            Director                                       February 13, 2007
Chung Chich Lin


----------------------------            Director
Yang Su


----------------------------            Director
Pi-Liang Lu

/s/ Chun-Chih Chen
----------------------------            Director                                       February 13, 2007
Chun-Chih Chen

                                      II-7